                    U. S. Securities and Exchange Commission
                             Washington, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              iBIZ Technology Corp.
                 (Name of small business issuer in its charter)



       Florida                                    3571                              86-0933890
(State or jurisdiction of           (Primary Standard Industrial                (I.R.S. Employer
incorporation or                    Classification Code Number)                 Identification No.)
organization)



              1919 West Lone Cactus Drive, Phoenix, Arizona 85021,
                 (623) 492-9200 (Address and telephone number of
                          principal executive offices)



                  1919 West Lone Cactus Drive, Phoenix, Arizona
            85021 (Address of principal place of business or intended
                          principal place of business)



                       Robert L. Lane, Lane & Ehrlich, Ltd
    4001 N. Third St., Suite 400, Phoenix, Arizona 85012-2065 (602) 264-4442
            (Name, address and telephone number of agent for service)



                                    Copy to:



                           Stephen R. Boatwright, Esq.
                             Daniel A. Larson, Esq.
                             Gammage & Burnham, PLC
                      Two North Central Avenue, 18th Floor
                             Phoenix, Arizona 85004
                                 (602) 256-0566




Approximate date of proposed sale to the public:  October 10, 2000




         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                    / /________



         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                    / /________



         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                    / /________



         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                    / /________

                         CALCULATION OF REGISTRATION FEE



-------------------------------------- ------------------ ---------------- ------------------- --------------
Title of each class of securities to     Amount to be        Proposed       Proposed maximum     Amount of
            be registered                registered(1)        maximum          aggregate       registration
                                                          offering price     offering price       fee(6)
                                                            per share
-------------------------------------- ------------------ ---------------- ------------------- --------------
Common stock, $.001 par value             954,489(2)         $0.734(4)      $  700,594.93(4)     $184.96(4)
-------------------------------------- ------------------ ---------------- ------------------- --------------
Common stock, $.001 par value            3,720,918(3)        $0.734(4)      $2,731,153.81(4)     $721.02(4)
-------------------------------------- ------------------ ---------------- ------------------- --------------
Common stock, $.001 par value            2,500,000(5)        $0.734(4)      $1,835,000.00(4)     $484.44(4)
-------------------------------------- ------------------ ---------------- ------------------- --------------




1. Represents the shares of common stock being registered for resale by the selling securityholders.



2.       Issuable upon conversion of Warrants.



3.       Represents Shares Issued pursuant to Subscription Agreements.




4. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average ($0.734) of the bid ($0.688) and asked ($0.781) price on the NASD OTC Bulletin Board on September 22, 2000.





5. Pursuant to a registration rights agreement between us and a selling securityholder, we were required to register a sufficient number of shares so that upon conversion of one of our seven percent convertible debentures the selling securityholder could resell all registered securities. Because at the time of conversion the number of shares of common stock was greater than anticipated by our previous Form SB-2 Registration Statement, we are now registering an additional amount we believe sufficient to cover all of the shares of common stock this selling securityholder will ultimately receive upon conversion. Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling securityholder upon conversion of the debentures. That number of shares is subject to adjustment under anti-dilution provisions included in the debentures covering the additional issuance of shares by iBIZ resulting from stock splits, stock dividends or similar transactions. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon conversion of the debentures.





6. With the filing of the Form SB-2 Registration Statement on July 27, 2000, a fee of $161 was paid. That fee has been credited against the total fees owed.



                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

                              CROSS REFERENCE SHEET


         CAPTION IN FORM SB-2                                              CAPTION IN PROSPECTUS
         --------------------                                              ---------------------

1.       Front of Registration Statement and outside front of              Front cover
         cover of Prospectus

2.       Inside front and outside back cover of Prospectus                 Inside front cover of Prospectus

3.       Summary information and Risk Factors                              Summary; Risk Factors

4.       Use of Proceeds                                                   Use of Proceeds

5.       Determination of Offering Price                                   Plan of Distribution

6.       Dilution                                                          Not Applicable

7.       Selling Security Holders                                          Selling Securityholders

8.       Plan of Distribution                                              Plan of Distribution

9.       Legal Proceedings                                                 Business

10.      Directors, Executive Officers, Promoters and Control              Directors and Executive Officers
         Persons

11.      Security Ownership of Certain Beneficial Owners and               Security Ownership of Certain Beneficial Owners
         Management                                                        and Management

12.      Description of Securities                                         Description of Securities

13.      Interest of Named Experts and Counsel                             Not Applicable

14.      Disclosure of Commission Position of Indemnification              Indemnification for Securities Act Liabilities
         for Securities Act Liabilities

15.      Organization in last five years                                   Not Applicable

16.      Description of business                                           Business

17.      Management's Discussion and Analysis or Plan of                   Management's Discussion and Analysis
         Operations

18.      Description of Property                                           Business

19.      Certain Relationships and Related Transactions                    Certain Relationships and Related Transactions

20.      Market for Common Equity and Related Stockholder                  Market for Common Equity and Related Shareholder
         Matters                                                           Matters

21.      Executive Compensation                                            Executive Compensation

22.      Financial Statements                                              Financial Statements

23.      Changes in and Disagreements with Accountants on                  Not Applicable
         Accounting and Financial Disclosure

                              iBIZ TECHNOLOGY CORP.
                           1919 WEST LONE CACTUS DRIVE
                             PHOENIX, ARIZONA 85021
                                 (623) 492-9200
                                www.ibizcorp.com



                                7,175,407 SHARES



                                  COMMON STOCK



                  7,175,407 shares of common stock are being offered by our securityholders named under the heading "Selling Securityholders" appearing on page 13. We will not receive any of the proceeds from the sale of common stock by the securityholders. However, we will receive amounts upon exercise of outstanding warrants.




                  The Company has agreed to pay all of the expenses related to this offering, but the securityholders will pay sales or brokerage commissions or discounts with respect to sales of their shares.



                  The shares of common stock described in this prospectus are for resale. The shares offered are being registered due to iBIZ's obligations to those securityholders. The securityholders may elect to sell shares of common stock described in this prospectus through brokers at the price prevailing at the time of sale or at negotiated prices. The common stock may also be offered in block trades, private transactions or otherwise at prices to be negotiated.



                  Our common stock is traded on the National Association of Securities Dealers, Inc., OTC Bulletin Board under the symbol "iBIZ." On September 21, 2000, the price for our common stock was $.781 per share.



                  INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS, SEE "RISK FACTORS" ON PAGE 6.


                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----



PROSPECTUS SUMMARY.......................................................     3




RISK FACTORS.............................................................     6




SELLING SECURITYHOLDERS..................................................    13




USE OF PROCEEDS..........................................................    14




PLAN OF DISTRIBUTION.....................................................    15




MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................    16




DESCRIPTION OF BUSINESS..................................................    20




DIRECTORS AND EXECUTIVE OFFICERS.........................................    35




EXECUTIVE COMPENSATION...................................................    36




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........    38




CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................    40




MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.................    40




DESCRIPTION OF SECURITIES................................................    41




INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................    44




EXPERTS..................................................................    44




LEGAL MATTERS............................................................    44




FINANCIAL STATEMENTS.....................................................  F-47

                               PROSPECTUS SUMMARY

                  YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, OUR COMMON STOCK AND OUR FINANCIAL STATEMENTS AND NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                   OUR COMPANY

                  OVERVIEW

                  Our company is incorporated in Florida. Our executive offices are located at 1919 West Lone Cactus Drive, Phoenix, Arizona 85021, and our telephone number is (623) 492-9200. Our world wide web address is http://www.ibizcorp.com. Information contained on our website is not part of this prospectus.

                  Through our wholly-owned operating subsidiary, INVNSYS Technology Corporation, we design, manufacture and distribute desktop computers, monitors, transactional printers, financial application keyboards, numeric keypads and related products. We also market a line of original equipment manufacturer notebook computers and distribute transactional and color printers.



                  We recently expanded our business to include network integration services, digital subscriber line high-speed Internet connection services, the business-to-business sale of software and a co-location and computer data center. The Company completed construction of a server co-location facility in August and began offering its services to customers on September 14, 2000.




                  Founded in 1979, INVNSYS has evolved from a distributor of bank automation computer systems to a provider of a variety of computer products targeted at both the commercial and personal markets. Throughout its history, INVNSYS has provided innovative products to satisfy its customers' demands.


                  PRODUCTS

                  Our product groups currently include:





                  - Personal Computers. We offer two small footprint personal computers, the Sahara and the Tomato.




                  - Keyboards. We market a range of keyboards and numeric keypads targeted at financial institutions. We market the "KeySync," specifically designed for use with hand-held personal organizers such as 3COM's Palm Pilot.

                  - Displays and Monitors. We sell a line of space-saving, zero-emission LCD flat panel displays. We believe our LCD panels take up less than one-tenth of the space needed for an equivalent cathode ray tube monitor and are some of the thinnest available on the market. We also offer a line of traditional monitors.



                  - Notebook Computers. We market a complete line of competitively priced, build-to-order notebook computers. Currently, we sell three models, the Roadrunner, the Apache and the Phoenix.


                  - Printers and Peripherals. We are an authorized distributor of Epson printers and peripherals and currently offer two transactional printers. We recently began offering Tektronix color printers.


                  -        Third-Party Hardware, Software, and Related Supplies.
                           In an effort to provide our customers a wider range of products, we recently began reselling third-party hardware, software, and related supplies.


                  SERVICES

                  We recently began offering the following services:


                  - Network Integration Services. We now have contracts with Intel and Motorola.



                  - Digital Subscriber Line Services. We offer high-speed Internet connection services marketed to commercial customers.


                  - Colocation Facility. We offer the outsourcing of computer server and data management for companies which no longer desire to manage those systems internally.

                  MARKETING, SALES AND DISTRIBUTION


                  We market our products directly to end users through a direct sales force, regional resellers, value-added providers in the banking and point-of-sale markets and Internet commerce sites. We market our full range of products directly to retail customers through our website at www.ibizcorp.com.


                  MANUFACTURING

                  Our products are engineered and manufactured by various entities in Taiwan or South Korea. Manufacturers build our products to our specifications with non-proprietary components. We engage in final assembly, functional testing and quality control in our Phoenix, Arizona facility.

                  SERVICE AND SUPPORT

                  We provide our customers with a comprehensive service and support program. Technical support is provided to customers via a toll-free telephone number, as well as through our website.

                  Our products have either a one or three year limited warranty covering parts and service. In addition, we offer extended service agreements, which may extend warranty coverage for up to two additional years.

                                  THE OFFERING





Total shares registered in this prospectus...............          7,175,407





Shares outstanding after the offering....................         39,908,141 (1)




OTC Bulletin Board symbol................................               iBIZ



----------



(1) Assumes (1) the conversion of all of the warrants at 100% of the maximum number of shares issuable and (2) the sale of all shares registered. However, this amount excludes shares issuable upon exercise of options and warrants not registered in this prospectus.



                                  RISK FACTORS

                  Investing in the common stock involves certain risks. You should review these "Risk Factors" beginning on page 9.


                              PLAN OF DISTRIBUTION

                  Selling securityholders may sell common stock in the over-the-counter market or on any exchange on which our common stock is listed. Shares may also be sold in block transactions or private transactions or otherwise, through brokers or dealers. Brokers or dealers may be paid commissions or receive sales discounts. The selling securityholders must pay their own commissions and absorb the discounts. Brokers or dealers used by the selling securityholders may be deemed to be underwriters under the Securities Act. In addition, the selling securityholders will be underwriters under the Securities Act with respect to the common stock offered.

                  This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

                                  RISK FACTORS


                  INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE FOLLOWING DISCUSSION OF RISKS AS WELL AS OTHER INFORMATION IN THIS PROSPECTUS BEFORE CONVERTING OR EXERCISING DEBENTURES, WARRANTS OR OPTIONS OR PURCHASING COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


                  EXCEPT FOR HISTORICAL INFORMATION, THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN OUR SEC REPORTS ARE "FORWARD-LOOKING" STATEMENTS ABOUT OUR EXPECTED FUTURE BUSINESS AND PERFORMANCE. OUR ACTUAL OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY PROVE TO BE VERY DIFFERENT FROM WHAT WE MIGHT HAVE PREDICTED AS OF THE DATE OF THIS PROSPECTUS.

                  We Have A History Of Losses And Anticipate Future Losses


                  For the fiscal year ended October 31, 1999, we sustained a net loss of approximately $1,053,563 and for the nine-month period ended July 31, 2000, we sustained a net loss of $2,322,540. Future losses are anticipated to occur. Our success in obtaining additional funding will determine our ability to continue operations. We have insufficient cash flow to sustain or grow operations. We cannot assure you that we will be successful in reaching or maintaining profitable operations.


                  We Will Require Additional Capital In the Future



                  We have spent, and will continue to spend, substantial funds on product research and development and expansion of our sales and marketing efforts. As a result, we will need to raise short-term capital to maintain our ongoing business. We are actively seeking to obtain a significant capital infusion to avoid continuing reliance on short-term capital sources.






                  Since December 1, 1999, the Company has raised approximately $3,956,000 through the sale of convertible debentures, common stock and warrants to various individuals. The Company relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act of 1933 with respect to these sales of common stock.





                  We currently anticipate the proceeds will be sufficient to maintain our ongoing business until January 1, 2001. However, we cannot assure you that unforeseen events will not result in the need for additional capital sooner than we currently anticipate. If at any time we are unable to raise additional financing, we may be forced into insolvency.





                  If we do raise additional funds, your stock ownership may be diluted. Further, new securities may have rights, preferences or privileges senior to yours. Additionally, debt financing may include restrictive covenants, such as restrictions on incurring additional debt. Furthermore, as all of the assets of the Company are secured, the Company cannot obtain receivables or other debt financing. If we are unable to raise additional funds when necessary, we may have to reduce planned expenditures, scale back our product developments, sales or other operations, lay-off employees and enter into financing arrangements on terms that we would not otherwise accept or be forced into insolvency.



                  The Market is Highly Competitive

                  The market for our products is intensely competitive. We expect to experience significant and increasing levels of competition. We compete principally in the following areas:

                  -        Product Quality and Reliability
                  -        Product Performance
                  -        Level of Customer Service
                  -        Ability to Meet Customer Requirements
                  -        Brand Awareness
                  -        Price

                  In many of our markets, traditional computer hardware manufacturing companies provide the most significant competition. Our competitors include a substantial number of large public companies, including IBM, Compaq Computer Corporation, Dell Computer Corporation, Toshiba, Gateway 2000 and NEC. As a reseller, we compete against well established companies such as Comp USA, Computer Discount Warehouse and Insight Enterprises.



                  Most of our competitors are much larger, benefit from greater name recognition and have significantly greater resources than we do. This subjects us to numerous competitive disadvantages. For example, our current revenue levels limit our ability to market and advertise on a local (with respect to our new co-location facility and digital service) and a national or international level with respect to our products. This in turn makes it more difficult for us to increase brand awareness. We could be forced to reduce prices and suffer reduced margins or market share due to increased competition from manufacturers or distributors of products similar to or competitive with our products.



                  We Have Recently Added New Lines of Business

                  We recently began offering network integration services, digital subscriber line or DSL high-speed Internet communications services and a co-location and data warehousing hosting facility. However, we cannot assure you that we will develop and implement successful marketing strategies for these new services. In addition, as DSL services are an emerging technology, we cannot assure you that this technology will gain market acceptance or not become obsolete in the future. Our service lines of business require increasing attention by management and do not provide much synergy or economies of scale with our existing products. Heightened focus of management on our service business may cause a decline in the revenues or margins of our products business.

                  Our Network Integration, DSL Services, and Co-location Facility Face Intense Competition.


                  We recently began offering network integration services, DSL high-speed Internet communications services and a co-location and data warehouse hosting facility. The market for these services is highly competitive. Our network integration services compete against a wide range of competitors from large established companies such as IBM and AT&T to smaller private entities. Our DSL services compete with companies such as Qwest Communications (formerly U.S. West Communications), COX Communications, Covad Communications and Rhythms NetConnections, as well as numerous local and national traditional Internet service providers. Co-location and warehouse data center competitors include large, public companies such as Exodus Communications, GST, Above.Net and Global Center. Many DSL and co-location service providers have much greater capital and can deploy a significant amount of their employees to assist customers obtain their services and respond to issues arising related to their services. Many of our competitors have substantial advertising and marketing budgets giving them the ability to capture market share quickly. While we believe that the quality of our service and the location and completion of our co-location facility before many of our competitors will give us a competitive advantage, we don't know how long we will maintain our lead over the competition. Although many DSL and co-location providers are more established, we believe their greater resources may increase market awareness and acceptance of DSL and co-location services. This, in turn, may make it easier for us to sell DSL and co-location services. We cannot assure you, however, that our new DSL and co-location services will enable us to expand our customer base and generate greater revenues.


                  We Need to Expand our Product Range




                  To effectively compete, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.



                  We Must Keep Pace with Rapid Technological Change to Remain Competitive


                  The computer industry is characterized by rapidly changing technology, evolving industry standards, frequent new product introductions and enhancements and changing customer demands. We must develop and introduce new products that keep pace with technological developments. If we fail to introduce progressive new products in a timely and cost-effective manner, our financial performance may be negatively affected.

                  Some of Our Products Target Niche Markets


                  We sell a line of "small footprint" computers. (The footprint is the amount of desk space a computer requires.) We also sell a "thin client" computer system designed to utilize thinly equipped terminals with limited memory and no local storage capability connected to central servers.



                  We believe that the small footprint and thin client computer segments of the industry present business opportunities because they are underdeveloped markets. However, we also believe that the number of competitors offering these products will grow over the next several years. For example, competitors such as Gateway 2000 and NEC have recently introduced computers targeted to consumers requiring less desk space. We compete in the thin client market segment with well established companies such as Wyse Technology. We believe that Wyse may hold over 45% of the world-wide general purpose terminal market. We cannot guarantee you that small footprint products will gain or even sustain current market share or that our thin client products will achieve market acceptance. In addition, our products could be rendered obsolete and unmarketable if our competitors introduce new technology or new industry standards emerge.


                  Recent Consolidations May Limit Our Markets

                  One of our primary markets is the banking and financial institution industry. Recently, many banking and financial institutions have begun to consolidate. Although the number of potential customers decrease during consolidation, many banking and financial institutions upgrade their computer networks. We cannot assure you that the demand for our products by banking and financial institutions will not decrease as a result of the consolidation.

                  Our Products Must Be Compatible With Third-Party Software


                  Although we market computer hardware and peripherals, we currently do not develop software. Consequently, we are dependent upon third-parties to develop software applications that operate on our hardware platforms. If software providers do not continue to provide software acceptable to our customers, our sales may suffer.


                  We cannot guarantee that all available software will be compatible with our products or that we will have the technical personnel necessary to evaluate and fix software compatibility problems that may arise. If we do not have technical personnel available, our sales may decline.

                  We Are Dependent On Our Manufacturers And Suppliers

                  Our business depends upon obtaining adequate quantities of products from our manufacturers and suppliers. Consequently, our results of operations are dependent, in part, upon our manufacturers' and suppliers' ability to produce reasonably priced products in adequate amounts to meet our demands.

                  Currently, our computers and peripherals are engineered and manufactured by various entities in Taiwan and South Korea. Although we have not experienced significant problems with our manufacturers and suppliers in the past, we may experience such problems in the future. We are also subject to risks of fluctuations in our component prices. If prices charged by our vendors increase, our costs of goods sold and net income would be adversely affected.

                  We cannot assure you that our positive relationships will continue or that in the event of a termination of a relationship with a manufacturer or supplier, we would be able to obtain alternative sources of manufacturing or components without a material disruption in our ability to provide products to our customers. A material disruption of our ability to supply computers and peripherals to our customers would have a material adverse effect on our sales and results of operations.

                  We Must Continue to be Authorized to Incorporate Manufacturer Authorized Products


                  We are dependent on our continued authorization to provide manufacturer authorized products, including certain software products. Currently, the Company is authorized by industry-leading software developers, such as Citrix Systems and Microsoft to incorporate their software in our products. Without such authorization, we would be unable to provide the same range of products currently offered. We cannot assure you that manufacturers will continue to authorize use of their software in our computers and peripherals.


                  We Recently Began Offering Third-Party Hardware, Software, and Related Supplies


                  In January 2000, we began reselling third-party hardware, software, and related supplies in the highly competitive, business-to-business market. A significant portion of revenues is generated by sales of hardware, software, and related supplies developed by third-parties. Should third-party suppliers decide to sell their products through their own direct sales forces or should competitors develop hardware, software, and related supplies which replace that provided by our suppliers, the revenues generated by these sales could materially decline.


                  We Have Few Proprietary Rights

                  We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies.


                  Currently, we hold no patents and most of the technology used in the design and manufacture of our computers and peripherals is known and available to others. Although we are exploring patent protection for one of our keyboard products, we believe that our competitive position is based on the ability to successfully market innovative computers and peripherals rather than on patented technologies.

                  Although we believe that our products do not infringe on any third party's intellectual property rights, we cannot be certain that we will not become involved in litigation involving proprietary rights. Intellectual property rights litigation entails substantial legal and other costs. We do not know if we will have the necessary financial resources to defend or prosecute our rights in connection with any litigation.

                  There Is A Limited Market For Our Common Stock


                  Currently only a limited trading market exists for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "iBIZ." The Bulletin Board is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in our stock or other person that buys or sells our stock could have a significant influence over its price at any given time. We cannot assure you that the market in our common stock will be sustained. As a result, holders of our common stock may be unable to readily sell the stock they hold or may not be able to sell it at all.


                  Our Stock Price has Been Volatile



                  The history relating to the prices of newly public companies indicates that there may be significant volatility in the market price of our common stock. More particularly, since trading began in July 1998, the market price of our common stock has fluctuated between a low of $0.375 per share and a high of $3.06 per share. As a result, holders of our common stock may be subject to wide fluctuations in the value of their investment.



                  We Are Dependent on Key Personnel


                  Our future success is dependent, in part, upon our four executive officers and other key employees. A loss of one or more of our current officers or key employees could negatively impact our operations. However, we have entered into employment agreements with our executive officers and other key employees. We currently do not carry key-man life insurance policies for our executive officers. We cannot assure you that we will not suffer the loss of key human resources.


                  Our Officers and Directors Can Exercise Control Over All Matters Submitted to a Vote of Shareholders



                  As of September 22, 2000, our executive officers and directors beneficially owned an aggregate of approximately 38.9% of our outstanding common stock. These officers, acting together, will be able to effectively control matters requiring approval by our shareholders, including election of members to our board of directors. As a practical matter, current management will continue to control iBIZ for the foreseeable future.



                  No Additional Proceeds

                  We will not receive the proceeds from the sale of shares by the selling securityholders and therefore have no additional proceeds to assist us with our need for capital.

However, we will receive funds upon the exercise of options and warrants to purchase our common stock. We intend to use the proceeds principally for working capital and general corporate purposes, including marketing and product development. Our management and board of directors have broad discretion with respect to the application of the proceeds.



                  Sales of Common Stock Currently Registered for Resale Could Cause a Decline in Our Stock Price



                  If all the shares registered in this offering are sold and antidilution provisions do not trigger issuance of additional shares, this offering will increase our outstanding shares by a substantial amount. A significant amount of common stock coming on the market at any given time could result in a decline in the price of our stock or increased volatility.



                  We Have Not And Do Not Anticipate Paying Dividends.

                  To date, we have not paid dividends to our shareholders and we do not contemplate paying dividends in the future. We anticipate retaining earnings, if any, to finance and develop our business. As a result, the return on your investment will depend upon any appreciation in the market price in the common stock.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US


                  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov.

                  We have filed a registration statement with the SEC on Form SB-2 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents discussed below.

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information.

                  This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

                  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares are sold:


                  - Form 10-SB, filed October 13, 1999, File No. 027619, including the amendments filed on December 1, 1999 and December 15, 1999.



                  - Annual Report on Form 10-KSB filed January 27, 2000, File No. 027619.



                  -        Form 10-QSB filed September 14, 2000, File No.
                           027619.


                  You may request a copy of these filings, at no cost, by writing to us at 1919 West Lone Cactus Drive, Phoenix, Arizona 85021, Attention:
Terry S. Ratliff.

                  You can review and copy the registration statement, its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's website.


                             SELLING SECURITYHOLDERS


                  The following table lists the selling securityholders, the number of shares of common stock held by each selling securityholder as of the commencement date of this offering, the number of shares included in the offering and the shares of common stock held by each such selling securityholder after the offering. The shares included in the prospectus are issuable to the selling securityholders upon conversion of the debentures or the exercise of options or warrants.



                                      Shares of                                                     Percentage of
                                       Common                                                          Common
                                        Stock            Ownership                  Ownership           Stock
                                     Included in           Before                     After          Owned After
              Name                    Prospectus        Offering(1)                Offering(2)       Offering(3)
              ----                  -------------       -----------                -----------       -----------
Anthony Sklar                           80,000               -0-                       80,000                *
Kirojoba, Inc.                          37,500              37,500                     37,500                *
Jack Naventi                            37,500              37,500                     37,500                *
Blaine Ruzycki                       1,550,000(4)          650,000                  1,550,000              3.9%
Silverman Heller, Assoc.               125,000(4)            -0-                      125,000                *
Equinet, Inc.                           34,125(4)            -0-                       34,125                *
Robert Landford                        220,000             220,000                    220,000                *
Riviera Systems, Inc.                  110,000             110,000                    110,000                *
Lanny Flessas                          100,000             100,000                    100,000                *
Steven Waldman                         333,333             333,333                    333,333                *
Richard J. Schiff                      100,000             100,000                    100,000                *
Frederic A. Stelzer                    333,333             333,333                    333,333                *
Marc Nissenbaum                        333,333             333,333                    333,333                *
Scott Bishins                          666,667             666,667                    666,667              1.7%
Michael Spitzer                         92,000(4)           46,000                     92,000                *
Ousher Lerner                           72,728(4)           36,364                     72,728                *
Cong. Neir Baruch                      126,000(4)           63,000                    126,000                *
Westek Builders                         22,222              22,222                     22,222                *
James R. Petrie                         11,111              11,111                     11,111                *
Anthony Sharkey                         11,111              11,111                     11,111                *
Charles Reed                             4,444               4,444                      4,444                *
Jeffery Slosky                          50,000              50,000                     50,000                *
Lites Trading Co.                    2,500,000(5)        1,631,447                  3,635,772              9.1%
Travis Morgan Securities               225,000(4)           75,000                    225,000                *





(1) Consists of all shares owned by the selling securityholders as of September 22, 2000.





(2) Assumes the sale by iBIZ to the warrant or convertible debenture holders of all shares registered in this offering.





(3)      * represents less than one percent.





(4) Consisting in whole or in part of shares issuable upon conversion of options and warrants.





(5)      Issuable upon conversion of convertible debentures.

                                 USE OF PROCEEDS



                  The Company is solely responsible for the expenses of this Offering, which are estimated at $32,000. iBIZ will not receive any proceeds from the sale of the common stock by the selling securityholders. iBIZ will, however, receive up to $817,941 upon the exercise of warrants. iBIZ intends to use the net proceeds from exercise of options or warrants primarily for working capital needs and general corporate purposes, including payment of contractors for the work they did to complete the co-location facility. There can be no assurance that any options or warrants will be exercised.



                              PLAN OF DISTRIBUTION



                  iBIZ is registering the shares on behalf of the selling securityholders. As used herein, "selling securityholders" includes donees and pledgees selling shares received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by some of the selling securityholders. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by each selling securityholder.




                  Sales of shares may be effected by selling securityholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised iBIZ that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.


                  The selling securityholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The selling securityholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. iBIZ has agreed to indemnify some of the selling securityholders against certain liabilities, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                  Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. iBIZ has informed the selling securityholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.


                  Upon the Company being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such shares were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction. In addition, upon iBIZ being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS



                  Through its operating subsidiary, INVNSYS, iBIZ designs, manufactures, and distributes small footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, CRT's, LCD monitors and related products. INVNSYS also markets a line of OEM notebook computers and distributes a line of transactional and color printers. iBIZ recently began offering network integration services, digital subscriber line high-speed Internet connection services, a co-location server facility and business-to-business software sales. To provide a greater range of products, iBIZ recently began reselling third-party hardware, software and related supplies.



SELECTED FINANCIAL INFORMATION.


                                                                          Year Ended
                                                                          ----------
                                                            10/31/97                       10/31/98
                                                            --------                       --------
Statement of Operations Data
----------------------------
         Net sales                                         $ 2,350,459                    $ 3,402,681
         Gross profit                                      $   771,019                    $ 1,182,885
         Operating income (loss)                           $  (403,889)                   $   112,882
         Net earnings (loss) after tax                     $  (321,109)                   $     7,863
         Net earnings (loss) per share                     $    (32.11)                   $      0.79

                                                            10/31/97                       10/31/98
                                                            --------                       --------
Balance Sheet Data
------------------
         Total assets                                      $ 1,309,954                    $ 1,653,998
         Total liabilities                                 $ 1,821,151                    $ 1,999,231
         Stockholders' equity (deficit)                    $  (511,197)                   $  (345,233)



                                                                          Year Ended
                                                                          ----------
                                                            10/31/98                       10/31/99
                                                            --------                       --------
Statement of Operations Data
----------------------------
         Net sales                                         $ 3,402,681                    $ 2,082,515
         Gross profit                                      $ 1,182,885                    $   399,610
         Operating income (loss)                           $    37,600                    $(1,074,180)
         Net earnings (loss) after tax                     $     7,863                    $(1,053,563)
         Net earnings (loss) per share                     $      0.79                    $      (.04)

Balance Sheet Data
------------------
         Total assets                                      $ 1,653,998                    $ 1,043,030
         Total liabilities                                 $ 1,999,231                    $ 1,476,557
         Stockholders' equity (deficit)                    $  (345,233)                   $  (433,527)




                                                                    Nine-Month Period Ended
                                                                    -----------------------
                                                             7/31/99                       7/31/00
                                                             -------                       -------
Statement of Operations Data
----------------------------
         Net sales                                         $ 1,804,064                    $  3,207,019
         Gross profit                                      $   270,247                    $    517,084
         Operating income (loss)                           $  (897,975)                   $ (2,266,955)
         Net earnings (loss) after tax                     $  (749,040)                   $ (2,322,540)
         Net earnings (loss) per share                     $      (.03)                   $       (.08)





                                                                    Nine-Month Period Ended
                                                                    -----------------------
                                                             7/31/99                       7/31/00
                                                             -------                       -------
Balance Sheet Data
------------------
         Total assets                                      $    818,169                   $ 3,715,708
         Total liabilities                                 $  1,241,036                   $ 3,597,604
         Stockholders' Equity (deficit)                    $   (422,867)                  $   118,104

RESULTS OF OPERATIONS.

Fiscal year ended October 31, 1998 compared to fiscal year ended October 31, 1997.

                  Revenues. Sales increased by approximately 45% from $2,350,459 for the fiscal year ended October 1997 to $3,402,681 for the fiscal year ended October 1998. The increase was mainly as a result of greater demand for INVNSYS' iT business application products and new product introductions and shipments for its keyboards.

                  Cost of Sales. The cost of sales increased by approximately 41% from $1,579,440 in the fiscal year ended October 1997 to $2,219,796 in the fiscal year ended October 1998. The increase in cost of sales is attributable to a similar percentage increase in sales and reflects hardware costs which remained fairly stable over the two-year period.

                  Gross Profit. Gross profit increased from approximately $771,019 in October 1997 to $1,182,885 in October 1998. The increase resulted primarily from the increase in revenues coupled with a slight decline in the costs of products components.


                  Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately 9% in the fiscal year ended October 1997 to the fiscal year ended October 1998. The decrease resulted primarily from cost reductions in promotion, insurance, payroll, payroll taxes, rent, telephone and entertainment.


                  Interest Expense. Interest expense of $75,282 for the fiscal year ended October 1998 and of $74,147 for the fiscal year ended October 1997 was accrued on notes payable to Community First National Bank (primarily extended for working capital purposes).

                  Income Taxes. Because INVNSYS incurred a loss of approximately $471,130 for the fiscal year ended October 1997, INVNSYS obtained a refund of $150,021. For the fiscal year ended October 1998, INVNSYS incurred taxes of $75,372 even though income before taxes was only $83,235. The significant tax on nominal income resulted from certain non-deductible expenses.

                  Net Earnings. A loss in fiscal year October 1997 of $321,109 increased to a profit of $7,863 for fiscal year ended October 1998. Profitability resulted primarily from a dramatic increase in sales and a decrease in selling, general and administrative expenses.

Fiscal year ended October 31, 1999 compared to fiscal year ended October 31, 1998.

                  Revenues. Sales decreased by approximately 63% from $3,402,681 in the fiscal year ended October 1998 to $2,082,515 in the fiscal year ended October 1999. The decrease was mainly as a result of the focus by management on raising financing for iBIZ and a transition to a new line of products. INVNSYS experiences short product life cycles and the declining revenues reflect declining sales volumes for existing products which were not replaced by any significant sales of new products, and which management estimates did not exceed $10,000.

                  Cost of Sales. The cost of sales of $2,219,796 in the fiscal year ended October 1998 declined to $1,682,905 in the fiscal year ended October 1999, or an approximate 32% decrease. This decline reflects a coinciding decrease in the sale of products resulting in the purchase of less hardware from INVNSYS' overseas suppliers.

                  Gross Profit. Gross profit decreased by approximately 66% from $1,182,885 in the fiscal year ended October 1998 to $399,610 in the fiscal year ended October 1999. The significant decrease resulted primarily from the decrease in revenues coupled with the cost of sales which did not decrease in direct proportion to the decrease in revenues. Gross profits also decreased as a result of selling more products to retailers at lower prices and a decline in maintenance service income, both of which reflected greater competitiveness in the product sector.

                  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately 38% from $1,070,003 in the fiscal year ended October 1998 to $1,473,790 for the fiscal year ended October 1999. The increase was primarily due to costs of consulting paid in connection with the acquisition, legal and accounting fees associated with the acquisition and an increase in the salaries of INVNSYS' key employees.


                  Interest Expense. Interest expense of $28,260 for the fiscal year ended October 1999 and of $75,282 for the fiscal year ended October 1998 was accrued on notes payable to Community First National Bank primarily extended for working capital purposes. The decline in interest expense resulted from repayment of most of the principal of the notes in June, 1999.


                  Net Earnings. Net earnings decreased from $7,863 for the fiscal year ended October 1998 to a loss of $1,053,563 for the fiscal year ended October 1999. The loss resulted from an increase in the selling, general and administrative expenses, a cost of sales decrease which was not in proportion to the significant decrease in revenues, and a substantial decrease in revenues for the fiscal year ended October 1999.



Nine-Month Period Ended July 31, 2000 Compared to Nine-Month Period Ended July 31, 1999.





                  Revenues. Sales increased to $3,207,019 for the nine-month period ended July 31, 2000, which is approximately 178% of the $1,804,064 for the nine-month period ended July 31, 1999. The increase was mainly as a result of the contribution to revenue from the Company's business-to-business software sales, network services, and enhanced hardware sales resulting from the business-to-business software sales.





                  Cost of Sales. The cost of sales increased by approximately 175% from $1,533,817 in the nine-month period ended July 31, 1999, to $2,689,935 for the nine-month period ended July 31, 2000. The increase in cost of sales is attributable to a similar percentage increase in sales and also reflects higher labor and marketing expenses associated with the increase in work force necessary to sell and support the co-location facility recently completed, Internet connection services and software.





                  Gross Profit. Gross profit increased from approximately $270,247 for the nine-month period ended July 31, 1999, to $517,084 for the nine-month period ended July 31, 2000. Although the increase was insignificant, it failed to match the significant increase in revenues because of the higher costs associated with the introduction of the new lines of business.





                  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately 238% from $1,168,222 for the nine-month period ended July 31, 1999 to $2,784,039 for the nine-month period ended July 31, 2000. The increase was primarily due to business expansion into the Internet, software, broadband and business-to-business sectors, increased staffing costs and salaries for technical personnel in support of the new server co-location facility, costs of fees paid for capital raising and investor relations, and legal and accounting fees related to registration of the Company's common stock.

                  Interest Expense. Interest expense of $73,645 for the nine-month period ended July 31, 2000, and of $35,357 for the nine-month period ended July 31, 1999, was accrued primarily on notes payable to Community First National Bank (primarily extended for working capital purposes).





                  Net Earnings. Net losses increased from $749,040 for the nine-month period ended July 31, 1999, to $2,322,540 for the nine-month period ended July 31, 2000. The increase in losses resulted primarily from a significant increase in selling, general and administrative expenses and higher operating costs associated with the Company's new lines of business.





LIQUIDITY AND CAPITAL RESOURCES.





                  During the quarter ended July 31, 2000, the Company had not engaged in capital-raising activities. However, in August, 2000 the Company raised approximately $441,000 through sales of unregistered shares of common stock at prices ranging from $.35 per share to $.55 per share. In September, Globe United Holdings, Inc. converted debentures totaling $350,000 and received 1,163,432 shares of common stock and Lites Trading, Inc. converted debentures totaling 320,961 and received 1,036,475 shares of common stock, including stock paid for interest due. The company still needs to raise additional capital to remain in business beyond January 1, 2001. If the Company cannot raise financing, downsizing and modification to planned growth initiatives may be necessary. Historically, iBIZ has had problems with liquidity. The Company has been unable to generate sufficient internal cash flow to fund all of its obligations.





                  The server co-location facility, which was completed in August, opened on September 14, 2000. If the consumer demand that the Company anticipates for the server co-location facility fails to materialize, the Company will need significant additional funding. There is no assurance that iBIZ will raise the necessary capital to remain in business beyond January 31, 2001. If at any time iBIZ is unable to raise financing through additional sales of common stock or alternate financing sources, it may be required to delay or modify planned growth initiatives.





                  Management believes that its recent diversification into broadband connectivity services, third-party software sales, and its server co-location facility should improve its liquidity and cash flow. iBIZ recently expanded its distribution of certain hardware into certain retail stores. Beginning in June and continuing through August, 2000, the Company received orders from Comp USA totaling $400,000 and from another retailer totaling $600,000 for PDA accessories. To fill orders, the Company must pay required manufacturing costs to its Taiwanese suppliers prior to shipment. A continuing increase in orders from various PDA retail outlets will require greater capital than is presently available to the Company. As the Company gave a security interest in all of its assets to Sonoma Bank in conjunction with its move to a new facility in July, 1999, it does not have any unencumbered assets necessary to obtain receivables or other debt financing. The Company is presently seeking a receivables financing source but must remove the existing lien on its receivables to obtain this financing. There is no assurance that it will obtain the necessary receivables financing or that it will raise the capital through the sale of additional equity necessary to meet the increase in demand for its PDA accessories.





                  Third-party software sales currently generate approximately $200,000 per month in sales revenues. There is no assurance, however, that its favorable relationship with its third-party suppliers will continue or that its customers will continue to purchase the broadband connectivity services, hardware and the software packages and upgrades necessary to generate the revenue experienced since January 2000. There is no assurance that the high margins currently anticipated from the co-location facility will materialize. Entry of additional competitors with substantially greater resources than those of the Company could put additional downward pressure on the anticipated digital subscriber line high-speed Internet connection service margins.





                            DESCRIPTION OF BUSINESS




iBIZ History




                  iBIZ was originally incorporated under the laws of the State of Florida in 1994. From its incorporation through December 31, 1998, the Company operated as a development stage company with no operations or revenues while it sought to identify a strategic business combination with a private operating company. To facilitate the acquisition of a private company doing business outside of its initial purpose upon incorporation, the Company changed its name to EVC Ventures, Inc. in May 1998 and to INVNSYS Holding Corporation in October 1998.

                  Effective January 1, 1999, the Company entered into a Plan of Reorganization and Stock Exchange Agreement with INVNSYS Technology Corporation ("INVNSYS") and various shareholders of INVNSYS (the "Reorganization"). As a result of the Reorganization, INVNSYS became a wholly-owned subsidiary of the Company. On February 1, 1999, the Company changed its name to iBIZ Technology Corp.

                  While operating as a development stage company, the Company's officers and directors were not compensated for their services. From incorporation through December 31, 1994, Mr. Julio A. Padilla served as President and sole Director. Mr. Eric P. Littman served as President and sole Director from January 1, 1995 through July 9, 1998. Thereafter, Mr. John Xinos served as President, Secretary, and Treasurer from July 10, 1998 through December 31, 1998. Messrs. Padilla, Littman and Xinos are no longer involved in the management of iBIZ and are believed not to be shareholders.

BUSINESS HISTORY OF INVNSYS

                  The Company conducts business solely through its operating subsidiary INVNSYS. For your convenience, this prospectus will refer to the parent company as the Company or iBIZ and the wholly-owned operating company as INVNSYS.


                  INVNSYS (formerly known as SouthWest Financial Systems, Inc.) was founded in 1979. Under the direction of INVNSYS' founder, Kenneth Schilling, the company initially focused on distributing front-end bank branch automation computer systems for networking applications. INVNSYS acted as a regional distributor for SHARP Electronics ("SHARP"), a privately held Japanese manufacturer of computers and electronic devices. In addition, INVNSYS also distributed the products of Billcon Company, Ltd., and Glory, manufacturers of bank automation and money processing systems.


                  In 1985, INVNSYS became a master distributor of SHARP products and acquired the exclusive rights to distribute SHARP products to financial institutions in the western United States. Between 1987 and 1990, INVNSYS won various awards from SHARP for outstanding sales performance. Also during this time, INVNSYS began to participate in the design of computer systems for financial institutions. In cooperation with Wells Fargo Bank and SHARP, INVNSYS produced the first plain paper facsimile machine in 1990.

                  In 1992, INVNSYS began to design and build its own computer systems, focusing on integrated systems for the banking industry. In 1993, INVNSYS terminated its relationship with SHARP and focused on developing its own products. In approximately 1994, INVNSYS began working in conjunction with Epson America ("Epson"), a leading manufacturer of point-of-sale computer products, in the development of products for the banking industry. For example, INVNSYS designed a software program which enabled Epson transactional printers to produce cashier's checks, an industry innovation. In addition, in cooperation with Epson, INVNSYS designed and marketed a stackable computer system for financial institutions. In 1996, INVNSYS produced its first entry into the market for complete computer systems with its Vision 2000 Multimedia Notestation, an Intel Pentium-based computer/printer combination. In October 1998, INVNSYS began to market a line of business transaction computers, the iT series.



                  iBIZ's principal offices are located at 1919 West Lone Cactus, Phoenix, Arizona 85021. iBIZ maintains a website at www.ibizcorp.com. The information on the website is not part of this prospectus.

                  Statements regarding the various hardware products offered by the Company, joint ventures and marketing agreements, are forward looking and you should not rely on them or assume that the products discussed will ever be shipped in quantities sufficient to generate material revenue or that marketing agreements will generate any revenue. Many products discussed in this prospectus may ultimately not be sold or may only be sold in limited quantities. Marketing agreements may not result in anticipated revenue for the Company. Technology used in computer products is subject to rapid obsolescence, changing consumer preferences, software advancements, and competitors' products time to market. These factors, among others, may result in unforeseen changes in the types of products ultimately sold by the Company.


PRODUCTS AND SERVICES




                  INVNSYS engages in the business of designing, manufacturing and distributing small-footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, cathode ray tube ("CRT") and liquid crystal display ("LCD") monitors and related products. INVNSYS also markets a line of original equipment manufacturer ("OEM") notebook computers and distributes transactional and color printers. In addition to hardware, in December 1999, INVNSYS began reselling third-party hardware, software, and related supplies. INVNSYS provides DSL service to commercial consumers through an agreement with Northpoint Communications, Inc. and began offering co-location services on September 14, 2000.





                  INVNSYS' continued success is dependent upon the introduction of new products and the enhancement of existing products. INVNSYS is actively engaged in the design and development of additional computers and peripherals to augment its present product line. Currently, INVNSYS designs many of its products in-house. INVNSYS employs a seven-person product design and development staff which is managed directly by Kenneth Schilling. During fiscal 1999, INVNSYS spent Five Thousand Fourteen Dollars ($5,014.00) on expenses directly allocated for research and development. For financial accounting purposes INVNSYS has historically not allocated any significant expenses to research and development because its equipment manufacturers actually implement the innovations of senior level management of INVNSYS. However, iBIZ considers salaries paid to senior level management involved in product design and development as costs related to research and development.



                  Because of the rapid pace of technological advances in the personal computer industry, INVNSYS must be prepared to design, develop, manufacture and market new and more powerful hardware products in a relatively short time span. While INVNSYS believes that it has been successful to date in accomplishing that goal, there can be no assurance that it will continue to do so in the future.


                  Personal Computers


                  Capitalizing on its knowledge and success in designing computer systems for the financial institution industry, INVNSYS has expanded its product line to include personal home computers.

                  Sahara. The Sahara Databook is a small footprint desktop computer which integrates optional Intel Pentium II/III processor power, simplified networking and sophisticated manageability features into a compact form. INVNSYS believes its flexible design allows original equipment manufacturers ("OEMS") to deliver a range of uses, from a fully-featured corporate workstation to a stripped-down network personal computer. The Sahara is sold in four basic configurations, each allowing customers to pick the options most suitable for their purposes.





                  Tomato. The Tomato is designed to provide customers the advantage of a small footprint book-size PC (10-3/4" x 113/5" x 3-1/4") with home and corporate networking, home theater and full Internet capability. It may be configured with Intel Celeron 300 to 500Mhz processors and comes with a 52x IDE CD ROM or an optional DVD drive, TV connectors, four channel speakers and AC3 audio out/in support.



                  Keyboards

                  Historically, INVNSYS has designed and marketed a range of keyboards and numeric keypads for financial institutions. Such products currently include the Geno 628 data pad, the Serial data numeric-only key pad, the ACK-540GP keyboard, and the TV-3682, a space-efficient keyboard designed for bank branch teller applications. The TV-3682 is encoded with a proprietary software which allows the keyboard to be used with any computer without the need to install a driver. To aid numeric input, the numeric pad is given prominence over the alpha pad. The TV-3682 also incorporates a touchpad mouse with no moving parts, which saves space and improves reliability.


                  Capitalizing on the expanding market for powerful, handheld organizers, in September 1999, INVNSYS introduced its KeySync Keyboard ("KeySync"). The KeySync directly connects to all Palm devices, including the PalmVII, produced by 3COM, and allows users to more easily input data into their organizers. The KeySync is integrated with the Palm products through KeyLink software, exclusively designed for and licensed to INVNSYS.

                  The KeySync's dimensions are 10" x 4-1/2" x 1-1/4" (LxWxH), and it offers a sixty-two (62) key keyboard, six (6) programmable function keys and uses three (3) "AAA" batteries to minimize draining the Palm's battery. In addition to Palm products, the KeySync is currently compatible with Microsoft CE handheld organizers.


                  Palm Pilot Accessories


                  In December 1999, INVNSYS began selling a foldable cradle to hold the various Palm Pilot products. Management believes this cradle is easier to use than the products offered by competitors. INVNSYS also began selling a 12-volt power adapter to enable recharging of the batteries used in the Palm Pilot in a vehicle's cigarette lighter.

                  Displays and Monitors

                  INVNSYS offers a line of space-saving, zero-emission LCD flat panel displays. INVNSYS believes these LCD monitors provide superior viewing angles, graphic display and brightness over conventional monitors while consuming less energy. Moreover, LCD panels do not flicker like conventional CRT monitors, thus reducing eye strain and user fatigue. INVNSYS' LCD panels take up less than one-tenth of the space needed for an equivalent cathode ray tube ("CRT") monitor and are some of the thinnest available on the market. INVNSYS believes that the flat LCD panel gives the monitor a competitive edge over conventional CRT products by providing equivalent screen sizes in less space.



                  In January, 2000, INVNSYS and Harsper Co., Ltd. ("Harsper") entered into an agreement whereby INVNSYS will act as the exclusive United States distributor of certain current and all future models of Harsper LCD panels. In addition, INVNSYS will handle service and support functions for Harsper. The LCD panels will be marketed under both the iBIZ and Harsper names and will include 12.1", 14.1", 15.1" and 18.1" computer displays. INVNSYS will also offer Harsper's "high-style" LCD panels with metal cases and flat glass fronts designed for the executive or deluxe home office.



                  INVNSYS also offers a range of conventional CRT monitors in sizes 14 to 21 inches with digital controls.

                  Planned Product Introductions


                  Lapboard. INVNSYS is also developing a wireless keyboard to be marketed under the name "Lapboard." This keyboard incorporates RF wireless technology and is suitable for a variety of applications including general computing, Web TV and Dish Technology. The Lapboard is ergonomically designed and features an elevated palm rest allowing the hands to be in a more natural position above the alpha keys, thus alleviating stress on the wrist. In addition, the Lapboard will offer a "bottom case" contoured for the user's lap. INVNSYS has incorporated several flexible design elements into the Lapboard, such as an interchangeable pointing device for users who prefer a trackball instead of the standard mouse touchpad. A joystick module and a sixteen (16) key programmable keypad have also been designed as interchangeable elements.

                  INVNSYS has filed a patent application for the Lapboard with the United States Patent and Trademark Office. INVNSYS is conducting product evaluation and testing and management is currently evaluating the capital resources necessary to begin production.


                  IT-9000. INVNSYS was developing a new small footprint Pentium II/III computer with attachable LCD monitor call the iT-9000. Management has decided to focus on its other business sectors and has discontinued development of the iT-9000.


                  OEM Notebook Computers


                  In addition to designing its own products, INVNSYS also offers a complete line of competitively priced, build-to-order notebook computers manufactured by Twinhead Corporation ("Twinhead") and marketed under the name "iBook." Currently, INVNSYS offers three notebook models, the Apache, Phoenix and RoadRunner.


                  RoadRunner. INVNSYS believes the RoadRunner offers powerful computing power in a lightweight design. At only 1.28" high and 4.4 pounds, INVNSYS believes the RoadRunner is half the weight of most competing notebooks.

                  The RoadRunner offers Intel Pentium II processors with up to 366Mhz, as well as Pentium III processors, a built in 56k fax/modem, external FDD/24X CD-ROM module or 2X/4X DVD drive, a full size keyboard and a full 12.1" TFT screen offering resolution as high as 800 x 600 pixels. The RoadRunner offers 64 MB of memory, which can be upgraded to 192 MB. Utilizing Twinhead's patented (pending) battery auto calibration system and the notebook's Advanced Configuration and Power Interface ("ACPI") power management standard, which automatically monitors and optimizes battery use, the RoadRunner provides up to
2.5 hours of full battery usage.


                  Apache. The Apache offers high performance in an ultra-slim (1.54" high), compact unit. Models have a range of central processing units ("CPU's") from the Celeron MMC1 366Mhz to Intel Pentium II 400Mhz. The Apache has a 16-bit stereo sound system with built-in stereo speakers and microphone supporting full-duplex sound, a 3D graphics system with 2 MB of video RAM operating over a 64-bit memory bus and a built-in 24X CD-ROM, which is interchangeable with a 2X DVD-ROM drive. The Apache offers resolution as high as 1024 x 768 pixels with its 13.3" (XGA) or 12.1" (SVGA) built-in TFT screen.



                  The Apache can be installed with up to 256 MB of memory using industry-standard Synchronous Dual in-line Memory Modules ("SO DIMM"). To improve slow input/output, the Apache also features up to 6.4 MB hard disk drive, an optional built-in 56 Kbps modem and a 32-bit CardBus PC card drive. The Apache also offers an infrared port which allows wireless file transfer and printing to other infrared-enabled systems.


                  INVNSYS believes power saving is a major concern for notebook users. To address this issue, the Apache offers a processor which as of the date of this prospectus consumes up to forty percent (40%) less energy than a comparable desktop processor. In addition, the

Apache has numerous user-controlled power management routines including suspend to RAM and suspend to disk. The Apache comes with Twinhead's patented (pending) battery auto calibration system, which monitors and optimizes battery use automatically. Using ACPI in tandem with battery auto calibration, battery life can be extended to more than three (3) hours on one charge. The battery will automatically recharge in approximately four (4) hours when the AC adapter is plugged in and the notebook is in suspend mode.

                  INVNSYS believes the Apache is designed to be user friendly. It offers OSD (On-Screen Display), which allows the user to see volume and brightness changes as made. Screen brightness can be changed with special hot keys. The modular 9.5 mm hard disk drive may be removed, thus allowing users to switch hard disk drives quickly and keep data secure.

                  Phoenix. The Phoenix provides the user with accelerated graphics in a portable package. This notebook is designed to provide all the functions of a powerful desktop multimedia system in a compact, lightweight notebook format. The Phoenix weighs 6.8 pounds and measures 12.2" x 9.8" x 1.6" (LxWxH). INVNSYS believes it is slimmer and lighter than most other notebooks while providing superior performance and convenience.



                  The Phoenix may be configured with Celeron 466 to Intel Pentium 650 MHz processors. The notebook features a 12 GB hard disk drive, an optional built-in 56 Kbps modem, two (2) PC Card slots with integrated CardBus and Zoomed Video, an infrared port and a built-in 24X CD-ROM, which is interchangeable with a 4X DVD-ROM drive.



                  The Phoenix incorporates the 2X AGP-bus interface, which is four (4) times faster than the fastest PCI-bus. In addition, the Phoenix offers 4 MB of video RAM operating over a 64-bit memory bus, a VGA chip, and a hardware DVD accelerator with MPEG II support which allows users to watch full-screen video without dropping frames.


                  The Phoenix may be configured with a 1024 x 768 pixel built-in 13.3" or 14.1"(XGA) FTF screen and may be connected to an external monitor or television via built-in ports.



                  For sound applications, the Phoenix offers the ESS Maestro-2M PCI, which is the latest industry standard, is compatible with the 16-bit Sound Blaster Pro, and supported by Microsoft DirectAudio and Direct 3D for use in Windows NT 5.0 or Windows 98 systems. It features integrated 3D audio effects as well as dual channel full duplex operation.


                  The Phoenix comes with an Intel MMC2 CPU module, which allows for easy upgrades. In addition, the notebook's modular design allows for several configurations. The notebook may be configured with anywhere from 32 to 256 MB of RAM. The modular hard disk drive may be removed and replaced with an alternate drive. Also available in the Phoenix is an LS-120 drive, which reads and writes to 120MB Superdisks as well as standard 3.5" floppy disks. An additional expandability option for the Phoenix is Twinhead's proprietary port replicator, which duplicates all of the connectors that are available on the rear side of the notebook and adds one extra PS/2 port, one stereo line-out connector and a Game/MIDI port.

                  For communications, the Phoenix offers an optional 56 Kbps fax/modem which facilitates dial-up networking, a full duplex sound system and built-in microphone and stereo speakers which allow the Phoenix to be installed with voicemail and speakerphone functions. Network connections are possible through a 32-bit CardBus slot. In addition, the Phoenix offers an infrared port which allows wireless file transfer and printing to other infrared-enabled systems.

                  The Phoenix supports all the new functions provided with the Windows 98 operating system. Power management is optimized with an advanced power management system. Whenever the notebook's processor is not operational for a short time, the processor becomes idle so that it consumes less power. When the processor resumes working, it returns to full speed almost instantaneously with no loss of performance. The Phoenix also supports Twinhead's patented (pending) battery auto calibration system, which monitors and optimizes battery use at the touch of a key, ensuring longer battery life.

                  Printers and Peripherals

                  INVNSYS is an authorized distributor of Epson printers and peripherals. INVNSYS distributes the Epson TM-U325, a low cost, high speed transaction printer. In addition, INVNSYS distributes the Epson TM-U375, a high speed transaction printer which has the ability to prepare and print cashier's checks and money orders, including signatures. Management believes this feature is not available in competing products and the inclusion of this product increases INVNSYS' ability to offer proprietary products in the marketplace.



                  INVNSYS offers color printers manufactured by Tektronix, Inc. Printers include the Phaser 840 solid ink color printer.



                  Third-Party Software and Hardware Reselling


                  In December 1999, iBIZ acquired certain assets from PC Solutions, Inc., a business-to-business and retail software provider. The Company also hired three employees formerly associated with PC Solutions. Through this acquisition, INVNSYS began selling third-party software. To date, INVNSYS is recognizing approximately $200,000 per month in revenues from third-party software and hardware sales.



                  In addition, INVNSYS recently began reselling various companies' hardware and related supplies. Management believes the ability of INVNSYS to offer the products of numerous companies will allow it to more effectively provide complete networking solutions.


SERVICES


                  Responding to market demand for complete network solutions, INVNSYS began providing network integration services in the last quarter of 1999. Through previous contacts developed by its Chief Technology Officer prior to joining the Company, INVNSYS acquired network integration service accounts with American Express and Motorola. INVNSYS now has a contract with Intel as well.

                  Expanding its networking capabilities, in November 1999, INVNSYS entered into an agreement with Northpoint Communications. Through this agreement, INVNSYS began offering digital subscriber line ("DSL") services to commercial customers. DSL service is an emerging technology providing high-speed Internet connections over phone carriers' existing copper wiring at connection speeds ranging from 144 kbps to 1.5 mbps. Management believes DSL service offers a lower cost alternative to competing products such as T-1 and frame relay services which provide similar connection speeds but require additional infrastructure expenditures.

                  Management believes that the addition of network integration and DSL services will allow INVNSYS to expand its customer base by enabling the Company to offer complete networking solutions. To date, INVNSYS has not recognized significant revenues from these new services. There can be no assurance that INVNSYS will be successful in developing, integrating and profiting from its network integration or DSL services.



                  INVNSYS completed a co-location facility in August, 2000 and opened it for service on September 14, 2000. The facility will accommodate content providers' needs and outsource the management of web servers and bandwith "traffic congestion" while providing the desired content security and hardware configurations. There can be no assurance that INVNSYS will develop the economics of scale or obtain the customer base necessary to achieve long term profitability.



MARKETING, SALES AND DISTRIBUTION



                  INVNSYS markets and distributes products directly to end users through a direct sales force, regional resellers, value-add providers in the banking and POS market and Internet commerce sites. INVNSYS has a direct sales force of nine employees, directed by Mr. Schilling, who market INVNSYS' products to financial institutions.




                  In addition to direct sales, INVNSYS also sells its full range of products directly to retail customers through its website at www.ibizcorp.com. The website is linked to an Online Consumer site on Yahoo! Recently, INVNSYS entered into an agreement with Cyberian Outpost, Inc. to market INVNSYS' products on its website www.outpost.com. To date, iBIZ has recognized only nominal revenues from Internet retail sales. Management believes that direct sales to end users should allow INVNSYS to more efficiently and effectively meet customer needs by providing products which are tailored for the customer's individual requirements at a more economical price.


                  INVNSYS distributes a line of Epson transactional printers. INVNSYS participates in Epson's MasterVar program which provides INVNSYS a non-exclusive right to sell, support and service Epson computer peripherals in the United States and Canada.


                  In January 2000, INVNSYS was named the exclusive United States distributor of certain current and all new Harsper Co., Ltd. products and services. The Master Distribution Agreement is effective until September 31, 2000, subject to annual renewal unless terminated by either party prior to the then effective renewal date. After the initial period, the agreement may be terminated subject to mutual acceptance of the parties and upon 30 days written notice.



                  INVNSYS also distributes its products to regional resellers and, to a lesser extent, national distributors and to retail stores such as Comp USA, Inc., and Frys Electronics.



                  INVNSYS has a marketing agreement with Global Telephone Communication, Inc. ("Global"), whereby Global will market INVNSYS' products in the Pacific Rim. Management believes that Global, through a joint venture with Pacific Assets International, will provide access to numerous banks throughout Asia, including Mainland China, Hong Kong, Taiwan, South Korea, Malaysia, Indonesia and Japan. To date however, INVNSYS has not recognized revenues from its marketing agreement with Global.

MANUFACTURING


                  INVNSYS' products are engineered and manufactured by various entities in Taiwan. Currently, INVNSYS has an agreement with DataComp, a private Taiwanese company, to manufacture INVNSYS' keyboards and keypads. INVNSYS' LCD's are manufactured by Sampo Technology, a Taiwanese manufacturer, and receive varying customization ranging from cosmetic items to enhancing components such as stereo speakers and touchpad screens from Acana Peripherals Corporation, a Taiwanese company. The Harsper LCD panels are manufactured in South Korea. INVNSYS' Sahara desktop computers are currently manufactured by First International Computer in Taiwan.


                  These manufacturers build INVNSYS' products to INVNSYS' specifications with non-proprietary components. Therefore, the vast majority of parts used in INVNSYS' products are available to INVNSYS' competitors. Although INVNSYS has not experienced difficulties in the past relating to engineering and manufacturing, the failure of INVNSYS' manufacturers to produce products of sufficient quantity and quality could adversely affect INVNSYS' ability to sell the products its customers demand.

                  INVNSYS engages in final assembly, functional testing and quality control of its products in its Phoenix, Arizona facility. Management believes INVNSYS' completion of the final stages of manufacturing allows INVNSYS to ensure quality control for its products manufactured overseas.


                  INVNSYS has entered into an agreement with Twinhead Corporation, a Taiwanese manufacturer of notebook computers ("Twinhead") to produce build-to-order notebook computers. The design, engineering and manufacturing of INVNSYS' notebook computers is done entirely by Twinhead. Management believes this relationship allows INVNSYS to offer a broader range of products to its customers without the cost of research and development and manufacturing.

LICENSES

                  Citrix Systems, Inc. On December 30, 1998, INVNSYS entered a licensing agreement with Citrix Systems, Inc. ("Citrix") for the use of Citrix Independent Computing Architecture ("ICA"), an emerging industry standard for server-based computing (the "ICA Agreement"). Under the ICA Agreement, INVNSYS is granted a non-exclusive, non-transferable right to incorporate ICA into Citrix-approved iBIZ computers. The license is for a term of two years and automatically renews for successive one year periods unless either party gives notice of an intent to allow the agreement to expire at the end of the then current term.

                  In addition, INVNSYS and Citrix have entered into a Citrix Business Alliance Membership Agreement dated February 22, 1999 (the "CBA Agreement"). For a membership fee, CBA membership entitles INVNSYS to engineering, sales, and marketing support by Citrix, as well as access to beta releases of new Citrix products and discounted current software products.



                  Microsoft, Inc. In June 1999, INVNSYS entered into an agreement with Microsoft, Inc. to become an OEM system builder. Participation in this program allows INVNSYS to install genuine Microsoft operating systems in selected applications with full support from Microsoft. In addition, this agreement entitles INVNSYS to pre-production versions of Microsoft products and enables INVNSYS to provide input into development and design of new products.



                  KeyLink Software License. iBIZ has an exclusive, perpetual license to use, distribute and offer for sale with associated hardware, the software which facilitates the connection between the KeySync keyboard and the 3COM Palm devices.

PATENTS AND TRADEMARKS

                  INVNSYS holds no United States or foreign patents for its products. However, iBIZ has filed a patent application for its Lapboard keyboard. In general, INVNSYS believes that its continued success will depend primarily upon the technical expertise, creative skills, and management abilities of its officers, directors, and key employees rather than on patent ownership.

                  iBIZ has filed an application with the United States Patent and Trademark Office for the use of the names "iBIZ" and "KeySync" and is currently investigating various other product trademarks.

YEAR 2000 ISSUES


                  Management believes that all of INVNSYS' current products are Year 2000 compliant. In December 1999, INVNSYS completed a conversion of its internal systems, such as accounting programs and management believes all internal systems are Year 2000 compliant. Management estimates the Company incurred costs of approximately $20,600 to address the Year 2000 computer issue. To date, iBIZ has not experienced any material disruptions related to the

Year 2000 computer issue. However, iBIZ can give no assurance that future failures of third-party systems will not have a material effect on INVNSYS' operations.

SERVICE AND SUPPORT


                  INVNSYS provides its customers with a comprehensive service and support program. Technical support is provided to customers via a toll-free telephone number as well as through the iBIZ website. The number is available Monday through Friday 8:00 a.m. to 5:00 p.m., Mountain Standard Time. INVNSYS maintains a staff of approximately 20 technical and customer support representatives who respond to telephone inquiries.


                  Also available on iBIZ's website are links to files for software patches and drivers used for software updates.

                  INVNSYS' products have either a one year or three year limited warranty covering parts and service. In addition, INVNSYS offers extended service agreements, which may extend warranty coverage for up to two additional years. Under the Virtual Spare program, INVNSYS provides replacement units by next-day shipment in the event a customer's unit fails. Under this program, customers have, at no additional expense, the option to have their existing hard-drive configuration installed on the replacement unit. The customer's units are then returned to INVNSYS' Phoenix facility for service. Under INVNSYS' On-Site program, customers have the ability to have a Company-owned spare on-site for immediate availability in the event of a failure. Failed units are then returned to INVNSYS' facility for service and returned to replace the spare for future needs. INVNSYS believes its Virtual Spare and On-Site programs eliminate the need for on-site technical support for the replacement units and reduce set-up time at customer facilities.

COMPETITION

                  Personal Computers

                  The personal computer industry is highly competitive. INVNSYS competes at the product level with various other personal computer manufacturers and at the distribution level primarily with computer retailers, on-line marketers and the direct sales forces of large personal computer manufacturers.


                  At the product level, the personal computer industry is characterized by rapid technological advances in both hardware and software development and by the frequent introduction of new and innovative products. There are approximately 100 manufacturers of personal computers, the majority of which have greater financial, marketing and technological resources than INVNSYS. Competitors at this level include IBM, Compaq, Dell, NEC, and Gateway 2000. Gateway 2000 and NEC, among other competitors, have recently introduced smaller desk top computers than have been manufactured in the past. However, those computers are targeted for the consumer and not for the corporate customer and are more expensive than the computers offered by INVNSYS. INVNSYS' main competitors for its line of thin-client computer systems include specialty manufacturers such as WYSE Technology.

                  Competitive factors include product quality and reliability, price to performance characteristics, marketing capability, and corporate reputation. In addition, a segment of the industry competes primarily for customers on the basis of price. Although INVNSYS' products are price competitive, INVNSYS does not attempt to compete solely on the basis of price.

                  The intense nature of competition in the computer industry subjects INVNSYS to numerous competitive disadvantages and risks. For example, many major companies will exclude consideration of INVNSYS' products due to limited size of the company. Moreover, INVNSYS' current revenue levels cannot support a high level of national or international marketing and advertising efforts. This, in turn, makes it more difficult for INVNSYS to develop its brand name and create customer awareness. Additionally, INVNSYS' products are manufactured by third parties in Taiwan or South Korea. As such, INVNSYS is subject to numerous risks and uncertainties of reliance on offshore manufacturers, including, taxes or tariffs, non-performance, quality control, and civil unrest. Also, as INVNSYS holds no patents, the vast majority of parts used in its products are available to its competitors.

                  Management believes that it can compete effectively by providing computers and peripherals utilizing unique designs and space-saving qualities, such as small footprints. Although Management believes it has been successful to date, there can be no assurance that INVNSYS will be able to compete successfully in the future.

                  Services



                  INVNSYS recently began offering network integration services and DSL high-speed Internet connection services. Although management believes these services will enable INVNSYS to expand its customer base through the offering of complete network solutions, each service will experience intense competition. For example, network integration services are offered by a wide range of competitors, including large established companies such as IBM and AT&T, as well as small private entities. Many of INVNSYS' competitors in network integration services are more established and have greater resources. INVNSYS has a technology manager with significant network integration experience and industry contacts. However, as this is a new line of business, no assurance can be given that INVNSYS will be able to expand its business of network integration services.





                  Similarly, the market for Internet connection services is highly competitive. INVNSYS' agreement with Northpoint Communications enables it to offer DSL high-speed Internet connection services. DSL is an emerging technology which allows for higher speed connections over existing copper phone lines. Currently, large established companies such as U.S. West Communications, COX Communications and Rhythms NetConnections, Inc. offer DSL services. Co-location and data warehousing competitors include large public companies such as Exodus Communications, GST, Above-Net, and Global Center. Management believes that these companies' greater resources may increase market awareness and acceptance of DSL and co-location services. However, as INVNSYS has only recently entered the market for Internet connection services, there can be no assurance that it can successfully compete in the marketplace.




                  INVNSYS' DSL services also compete with numerous local and national conventional dial-up Internet service providers such as America Online and MindSpring. Although capable of providing higher connection speeds than traditional modem dial-up services, the market for DSL services is currently limited by the technological requirement that customers be located within a fixed proximity of a central office which provides the service. In contrast, conventional dial-up Internet services, while providing slower connection speeds, may be accessed by any telephone line. There can be assurance that the market for DSL services will develop to successfully compete against conventional dial-up Internet service providers or that INVNSYS will successfully market its DSL services. There can be no assurance that the changes in technology will not make co-location services obsolete or that INVNSYS will achieve the necessary market penetration in its geographic region necessary to achieve profitability in its co-location facility.

                  Reselling



                  As part of its efforts to provide complete networking solutions, in December 1999, INVNSYS began reselling third-party hardware, software, and related supplies to business customers. The market for reselling these products is highly competitive. INVNSYS competes against a wide range of competitors, including the direct sales forces of companies such as COMP USA, and ASAP Software Express, a division of Corporate Express, Inc., and mail order companies such as Insight, and Computer Discount Warehouse. Many of INVNSYS' competitors are more established and have greater resources. Management believes that INVNSYS can compete effectively in this market segment in that INVNSYS can provide complete network solutions in conjunction with competitively priced third-party hardware, software and related supplies. To date, management estimates that the reselling of third-party software has generated sales of approximately $200,000 per month. However, there is no assurance that iBIZ's relationship with its third-party suppliers will continue, that such revenue levels will be sustained or that the Company will be able to effectively compete in the third-party reselling market segment.





CUSTOMERS FOR PRODUCTS





                  Throughout its history, INVNSYS' ability to deliver innovative product designs and quality customer service has enabled it to provide products to major financial institutions including Wells Fargo, Bank of America, Security Pacific, Northrim Bank, and First Interstate Banks. Currently, no single customer accounts for more than 10% of INVNSYS' product revenues.



EMPLOYEES; LABOR RELATIONS



                  As of September 22, 2000, INVNSYS had approximately 42 full-time employees. No employee of INVNSYS is represented by a labor union or is subject to a collective bargaining agreement. INVNSYS has never experienced a work-stoppage due to labor difficulties and believes that its employee relations are good.




FCC REGULATIONS


                  The Federal Communications Commission (the "FCC") has adopted regulations setting radio frequency emission standards for computing equipment. Management believes all of INVNSYS' current products meet applicable FCC and foreign requirements.

                  INVNSYS is in the process of exploring foreign operations. Many foreign jurisdictions require governmental approval prior to the sale or shipment of personal computing equipment and in certain jurisdictions such requirements are more stringent than in the United States. Any delays or failures in obtaining necessary approvals from foreign jurisdictions may impede or preclude INVNSYS' efforts to penetrate such markets.

DESCRIPTION OF PROPERTY



                  On July 1, 1999, iBIZ began leasing an approximately 15,000 square foot custom-built office building located at 1919 West Lone Cactus, Phoenix, Arizona. The facility is used for administration, design, engineering and assembly of products. iBIZ's lease ("Lease") is for a term of twenty-six and one-half years (26.5), with monthly rental payments of $12,800, subject to annual increases, plus taxes and operating costs.



                  The facility is leased from Lone Cactus Capital Group, L.L.C., a limited liability company in which Kenneth Schilling is a member. The Lease is personally guaranteed by Mr. Schilling and his wife, Diane. The lease is also secured by all of the assets of the Company. Management believes this new facility provides adequate space to accommodate the iBIZ's current plan of growth and expansion.



LITIGATION



                  Invnsys Technology Corporation, dba iBIZ Technology Corporation ("iBIZ"), is the defendant in a civil matter filed by Epson America, Inc. ("Epson"), in the Superior Court of the State of Arizona. The complaint alleges that over the past three (3) years, iBIZ became indebted to Epson in the amount of $151,665.96. Since February 2, 2000, no payment has been made to Epson, leaving an unpaid balance of $102,636.05 plus interest. Epson seeks to recover $102,636.05 plus interest accruing at a rate of ten percent (10%) from February 2, 1999, attorneys fees, incurred costs and expenses, together with accruing costs. iBIZ is seeking to recover additional commissions that it believes Epson owes it and has filed a counterclaim in the amount of $500,000. There is no assurance that a settlement will be reached and the parties have failed to reach an amicable agreement. For accounting purposes, the full amount that Epson is seeking to recover has already been accrued as a liability in iBIZ's financial records.



                  iBIZ has been assessed approximately $62,000 in penalties and interest by the IRS. The Company is disputing the assessment and is currently negotiating with the IRS. iBIZ can give no assurance that any settlement can be reached for an amount less than $62,000.

USE OF TRADEMARKS AND TRADENAMES

                  All trademarks and tradenames used in this prospectus are the property of their respective owners.

                        DIRECTORS AND EXECUTIVE OFFICERS



       NAME                           AGE                      POSITION
       ----                           ---                      --------
Kenneth W. Schilling                  48            President, Chief Executive Officer,
                                                    Director
Terry S. Ratliff                      42            Vice President, Chief Financial
                                                    Officer, Director

Mark H. Perkins                       37            Vice President of Operations, Director

James A. Ratliff(1)                   43            Chief Operating Officer



(1) James Ratliff and Terry Ratliff, were, but are not currently, husband and wife.

                  Kenneth W. Schilling, founded INVNSYS' predecessor, SouthWest Financial Systems, in 1979, and has been Chief Executive Officer, President and a Director since INVNSYS' founding. Mr. Schilling studied for a B.S. in electrical engineering at the University of Pittsburgh from 1970 to 1972 but left for military service prior to receiving his degree.



                  Terry S. Ratliff, joined INVNSYS in 1989 as controller and currently serves as Vice President, and was appointed Chief Financial Officer on July 1, 2000. Ms. Ratliff was appointed to iBIZ's Board of Directors on March 5, 1999. Ms. Ratliff studied accounting at Nicholls State University in Thibodaux, Louisiana.



                  Mark H. Perkins, joined INVNSYS in 1994 and currently serves as Vice President of Operations. Mr. Perkins was appointed to iBIZ's Board of Directors on March 5, 1999. Prior to his joining INVNSYS, Mr. Perkins was employed at American Express as a project manager for major systems implementation, a position he held for eight years. Mr. Perkins earned a degree in business management from California State University-Sonoma.

                  James A. Ratliff, joined iBIZ as Chief Operating Officer in January, 2000. Prior to joining the Company, Mr. Ratliff held the position of Director of Global Procurement at American Express from February 1998 to December 1999. From August 1995 to January 1998, Mr. Ratliff served as International Program Manager for AlliedSignal Aerospace, where he was responsible for the development of international partnerships. From 1991 through July 1995, Mr. Ratliff served as an International Buyer for Amoco Corporation. Mr. Ratliff earned an MBA and a BS in Purchasing Materials and Logistics from Arizona State University, where he graduated summa cum laude in 1991.

                             EXECUTIVE COMPENSATION


                  The following table sets forth certain compensation paid or accrued by the Company to Mr. Schilling, iBIZ's current chief executive officer during fiscal years ended 1998 and 1999.


                                                            OTHER      RESTRICTED
          NAME AND                                         ANNUAL        STOCK                LTIP     ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY    BONUS    COMPENSATION    AWARD(S) OPTIONS(1)  PAYOUT   COMPENSATION
                                      ($)       ($)          ($)          ($)        (#)       ($)        ($)
--------------------------------------------------------------------------------------------------------------------
Kenneth W. Schilling,         1998   $200,000                                       ----
President, Chief Executive    1999   $200,000                                      250,000
Officer


(1) Includes 50,000 options granted for service as a director of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS



                                PERCENT OF TOTAL           OPTIONS/SARS
                              NUMBER OF SECURITIES          GRANTED TO           EXERCISE OF
                             UNDERLYING OPTIONS/SARS        EMPLOYEES             BASE PRICE
           NAME                    GRANTED(1)             IN FISCAL YEAR            ($/SH)         EXPIRATION DATE
            (a)                        (b)                     (c)                   (d)                 (e)
--------------------------------------------------------------------------------------------------------------------
Kenneth W. Schilling                 250,000                  -----%                $0.75              4/21/09



(1) Includes 50,000 options granted for service as a director of the Company. 200,000 options vested upon granting on April 22, 1999, and 25,000 vested on April 22, 2000. An additional 25,000 will vest on April 22, 2001.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES


                                                                         NUMBER OF
                                                                        UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS AT          IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED ON         VALUE          FISCAL YEAR END       AT FISCAL YEAR END
                                 EXERCISE             REALIZED          EXERCISABLE/            EXERCISABLE/
           NAME                     (#)                 ($)            UNEXERCISABLE         UNEXERCISABLE(1)
--------------------------------------------------------------------------------------------------------------------
Kenneth W. Schilling                -0-                 -0-           250,000/200,000        $227,500/$182,000


(1) Based on closing price of the Common Stock on October 29, 1999 of $0.91.


                  Compensation of Directors


                  Pursuant to the terms of their employment agreements, effective April 22, 1999, Messrs. Schilling, Perkins and Ms. Ratliff each received fifty thousand (50,000) options to purchase fifty thousand (50,000) shares of common stock in consideration for their services as directors of iBIZ. Each director holds office until the next annual meeting of shareholders or until their successors are elected and qualified.

                  Employment Agreement for Kenneth W. Schilling

                  Effective March 5, 1999, Kenneth W. Schilling and iBIZ entered into an Employment Agreement (the "Agreement"), as amended as of September 8, 1999.



                  Under the Agreement, Mr. Schilling has been retained to act as President and Chief Executive Officer of iBIZ. The Agreement is for a term of two years ending March 4, 2001. Under the Agreement, Mr. Schilling shall receive an annual base salary of $200,000.00. In addition, effective April 22, 1999, Mr. Schilling received two hundred fifty thousand (250,000) options to purchase two hundred fifty thousand (250,000) shares of common stock of iBIZ at an exercise price of $0.75 per share. Two hundred thousand (200,000) options were issued in consideration of Mr. Schilling's services as an officer of iBIZ and fifty thousand (50,000) options were issued in consideration for services as a director. Two hundred thousand (200,000) options vested upon granting on April 22, 1999, and twenty-five thousand (25,000) options vested on April 22, 2000.
An additional 25,000 will vest on April 22, 2001.



                  The Agreement provides that upon total and permanent disability, as defined in the Agreement, iBIZ shall pay Mr. Schilling such benefits as may be provided to officers of iBIZ under any Company provided disability insurance or similar policy or under any iBIZ adopted disability plan. In the absence of such policy or plan, iBIZ shall continue to pay Mr. Schilling for a period of not less than six months the compensation then in effect as of the effective date of his termination.

                  Mr. Schilling may terminate the Agreement upon written notice, within thirty (30) days following the occurrence of an event constituting "Good Reason," as defined below. Upon the termination by Mr. Schilling for Good Reason, Mr. Shilling will be entitled to receive a payment equal to the lesser of: (1) an amount equal to one-half of his annual base salary in effect at the time of termination; or (2) the remaining compensation due to Mr. Schilling under the terms of the Agreement. If Mr. Schilling fails to exercise his rights to terminate the Agreement for Good Reason within thirty (30) days following an event constituting Good Reason, such rights shall expire and be of no further force or effect.


                  "Good Reason" is defined to mean the occurrence of any of the following events without Mr. Schilling's consent: (1) assignment of Mr. Schilling to any duty substantially inconsistent with his position or duties contemplated by the Agreement or a substantial reduction of his duties contemplated by the Agreement; (2) the removal of any titles bestowed under the Agreement; (3) any material breach or failure of iBIZ to carry out the provisions of the Agreement after notice and an opportunity to cure; and (4) the relocation of Mr. Schilling, his corporate office facilities, or personnel outside the Phoenix metropolitan area.




138562 v3 38    9/22/00

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



                  The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of September 22, 2000, by:



                  -        all directors

                  - each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock

                  -        each executive officer named in the Summary
                           Compensation Table

                  -        all directors and executive officers as a group



                  The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares which the individual has the right to acquire within sixty (60) days of September 22, 2000, through the exercise of any stock option or other right. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.






                                                                     Number of Shares of
                                                               Common Stock Beneficially Owned
------------------------------------------------------------------------------------------------------------
Name and Address of                                                 Vested
 Beneficial Owner                                   Shares          Options(1)    Total(1)     Percent(1)
------------------------------------------------------------------------------------------------------------
Kenneth W. Schilling(2)                                   --         225,000         225,000       0.6%
1919 W. Lone Cactus Drive, Phoenix, AZ 85021
Moorea Trust(2)                                    9,920,000              --       9,920,000      24.9%
1919 W. Lone Cactus Drive, Phoenix, AZ 85021
Terry S. Ratliff                                   1,771,200         325,000       2,096,200       5.3%
1919 W. Lone Cactus Drive, Phoenix, AZ 85021
Mark H. Perkins                                    1,771,200         325,000       2,096,200       5.3%
1919 W. Lone Cactus Drive, Phoenix, AZ 85021
James A. Ratliff                                          --         500,000         500,000       1.3%
1919 W. Lone Cactus Drive, Phoenix, AZ 85021
                                                  ----------       ---------      ----------
All directors and officers as group               13,462,400       1,375,000      14,837,400      37.2%
   (6 persons)




(1) Includes options vested on September 25, 2000 and options which will become vested on or before January 1, 2001.



(2) Kenneth and Diane Schilling are husband and wife and hold the shares as trustees under the Moorea Trust dated December 18, 1991.


iBIZ Technology Corp. Stock Option Plan


                  The iBIZ Technology Corp. Stock Option Plan (the "Stock Option Plan") provides for the grant of stock options to purchase common stock to eligible directors, officers, key employees, and service providers of iBIZ. The Stock Option Plan covers an aggregate maximum of five million (5,000,000) shares of common stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options (options which do not meet the requirements of Section 422). Under the Stock Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. As of September 22, 2000, Three Million Three Hundred Eighty Thousand (3,380,000) options ("the Options") had been granted under the plan at exercise prices of $.75 and $2.00. The Options are granted for a period of three (3) to ten (10) years, subject to earlier cancellation upon termination of employment, resignation, disability and death. The Options vest pursuant to the terms of each individual option, which to date have ranged from immediate to a five (5) year period.



                  The Board of Directors (the "Board") administers and interprets the Stock Option Plan and is authorized to grant options thereunder to all eligible persons. In the event the Board has at least two (2) members who are not either employees or officers of iBIZ or of any parent or subsidiary of iBIZ, the Stock Option Plan will be administered by a committee of not less than two (2) persons who are such independent directors. The Board designates the optionees, the number of shares subject to the options and the terms and conditions of each option. Certain changes in control of iBIZ, as defined in the Stock Option Plan, will cause the options to vest immediately. Each option granted under the Stock Option Plan must be exercised, if at all, during a period established in the grant which may not exceed ten (10) years from the date of grant. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with iBIZ. The Board may make such amendments to the Stock Option Plan from time to time it deems proper and in the best interests of iBIZ provided it may not take any action which disqualifies any option granted under the Stock Option Plan as an incentive stock option or which adversely effects or impairs the rights of the holder of any option under the Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



                  Prior to the Reorganization, INVNSYS operated as a closely-held private corporation. While a private company, INVNSYS made loans totaling $992,037 to Kenneth Schilling. These loans are payable on demand and accrued interest at eight percent (8%) during 1997 and six percent (6%) during 1998 and 1999. As of September 22, 2000, the balance of the loans payable by Mr. Schilling to INVNSYS totaled Four Hundred Twenty Five Thousand Eight Hundred Seventy Six Dollars ($425,876). Mr. Schilling, as trustee of the Moorea Trust, pledged 500,000 shares of iBIZ common stock to secure this debt.




                  iBIZ leases its facility from Lone Cactus Capital Group, L.L.C., a limited liability company in which Kenneth Schilling is a member. iBIZ secured all of its assets with a lender which loaned Mr. Schilling the money to purchase the facility. The Company is actively seeking to remove the lien on its assets to obtain additional financing for working capital but there is no assurance that it will be successful. iBIZ believes the terms of the lease are at an arms-length fair market rate.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS


                  The Company's common stock is currently traded on the OTC Bulletin Board. The common stock was initially listed under the symbol "EVCV" on June 3, 1998, and trading began on July 16, 1998. On October 26, 1998, the Company changed its trading symbol to "IBIZ." The following charts indicate the high and low sales price for the Company's common stock for each fiscal quarter between September 30, 1998 and June, 2000.

                         1998 - 2000 Common Stock Prices
                                   EVCV - iBIZ


                                  [BAR CHART]




                                                      Stock Price
                                              --------------------------
         Quarter Ended                        High                Low
         -------------                        ----                ---
         Sep 98                                $3.06               $2.25

         Dec 98                                $2.66               $1.88

         Mar 99                                $2.06               $0.94

         Jun 99                                $2.44               $0.56

         Sep 99                                $2.22               $0.94

         Dec 99                                $1.81               $0.94

         Mar 00                                $3.00               $1.00

         Jun 00                                $1.94               $0.75

                  As of September 22, 2000, management believes there to be 169 holders of record of iBIZ's common stock. To date, iBIZ has not paid any dividends on its common stock. iBIZ does not currently intend to pay dividends in the future. iBIZ is prohibited from declaring or paying dividends while certain debentures or warrants are outstanding.



                            DESCRIPTION OF SECURITIES



                  General. iBIZ's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value. As of September 22, 2000, there were 37,589,424 shares of common stock outstanding and an aggregate of 6,140,739 options and warrants to purchase common stock.



                  Common Stock. Holders of shares of common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of the shareholders. Each share of common stock is entitled to receive dividends as may be declared by the Company's Board of Directors out of funds legally available. Management, however, does not presently intend to pay any dividends. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment in full of all creditors of the Company and the liquidation preferences of any outstanding shares of preferred stock, if any. There are no redemption or sinking fund provisions applicable to the common stock.


                  Debentures. Between November 1999 and March 2000, iBIZ issued a series of three 7% Debentures totaling an aggregate of $3.2 million. In November 1999, iBIZ issued Six Hundred Thousand Dollars ($600,000.00) of 7% Debentures (the "$600k 7% Debentures") to Globe United Holdings, Inc. ("Globe"). Thereafter, in December 1999, iBIZ issued to Globe an additional One Million Dollars ($1,000,000.00) of 7% Debentures (the "$1000k 7% Debentures"). On March 27, 2000, iBIZ issued One Million Six Hundred Thousand Dollars ($1,600,000.00) of 7% Debentures (the "$1600k 7% Debentures") to Lites Trading, Co. ("Lites Trading").

                  The material terms of all the 7% Debentures are the same, except for purchase amounts, certain relevant dates and time periods and related warrants. Where the rights of Globe and Lites Trading conflict, Globe has agreed to waive its rights in favor of Lites Trading.






                  Globe has now converted all of its 7% Debentures into shares of Common Stock. Lites Trading has converted all but $750,000 of its outstanding Debentures.





                  The remaining 7% Debentures accrue interest at seven percent per annum and are due March 27, 2005. iBIZ is obligated to make payments of accrued interest semi-annually and interest is due on the first day of May and December. At the holders' option, iBIZ may make interest payments in the form of shares of common stock (calculated as if a portion of principal, as described below).



                  The holder may at any time convert all or a portion of the outstanding principal amount, together with any accrued but unpaid interest, into that number of shares of common stock equal to the quotient obtained by dividing (i) the principal amount of the debenture to be converted by (ii) the Applicable Conversion Price (as defined in the Debentures).





                  In connection with the sale of the $600k and $1000k 7% Debentures, iBIZ agreed to file a registration statement to cover the resale of the common stock issuable upon conversion of the 7% Debentures and the exercise of the warrants (described below). This Registration Statement on Form SB-2, File No. 333-94409, was declared effective February 1, 2000 and has remained continuously effective through the date hereof.

                  In connection with the sale of the $1600k 7% Debentures, iBIZ filed a second registration statement to cover the resale of the common stock issuable upon conversion of the 7% Debentures and the exercise of the warrants on Form SB-2, File No. 333-34936, which was declared effective May 1, 2000 and has remained continuously effective through the date hereof.



                  iBIZ may not, without the prior written consent of Lites, offer or sell, shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of common stock, for the period ending on the earlier of (i) one hundred eighty (180) days after the date on which this registration statement is declared effective by the SEC or (ii) the date on which Lites shall have converted all of the debentures into common stock (the "Lock-Up Period"), except that iBIZ (i) may issue securities for the aggregate consideration of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; and (ii) may issue additional shares of common stock upon the exercise or conversion of outstanding options, warrants and other convertible securities issued prior to March 27, 2000; (iii) may issue options, in addition to all options previously issued as of March 27, 2000, to purchase up to 1,000,000 shares of its common stock to its directors, officers and employees in connection with its existing stock option plans.





                  In addition, iBIZ is restricted from registering any shares of its capital stock (other than shares to be received upon exercise by option and warrant holders as of March 27, 2000) until the later to occur of (i) the expiration of the respective Lock-Up Periods or (ii) the registration statement filed by iBIZ covering shares to be issued to Lites upon conversion of the 7% Debentures or exercise of the warrants has been effective under the Securities Act for a period of at least one-hundred and eighty (180) days.





                  Lites has a right of first refusal on purchases of additional securities for a period of eighteen (18) months from the date of execution of the 1600k 7% Debentures. So long as the 7% Debentures or warrants issued to Lites are outstanding, iBIZ may not (i) declare or pay any dividends or make distributions to any holder of common stock or (ii) acquire any common stock of iBIZ.





                  Options and Warrants Included in Prospectus. Of the total 7,175,407 shares registered for sale by the selling securityholders, 150,000 shares are issuable upon exercise of options and warrants issued to consultants. These consultants warrants and options are immediately exercisable, have an exercise price of between $1.50 and $2.25 per share and have terms from three to five years.








                  Underlying shares of common stock to be received upon the exercise of options and warrants which are included in this Prospectus are as follows:


     Shares                      Exercise Price               Vesting                      Expiration
     ------                      --------------               -------                      ----------
     50,000                          1.50                      Immed                         1 Year
     50,000                          2.00                      Immed                         1 Year
     50,000                          2.50                      Immed                         1 Year
     75,000                          1.04                      Immed                         5 Years
     50,000                          5.00                      Immed                         5 Years
     34,125                          0.94                      Immed                         5 Years
    250,000                          0.50                      Immed                         3 Years
    250,000                          0.75                      Immed                         3 Years
     46,000                          1.00                      Immed                         3 Years
     36,364                          1.00                      Immed                         3 Years
     63,000                          1.00                      Immed                         3 Years




                  Options and Warrants Not Included in Prospectus. In addition to the shares issuable upon exercise of options and warrants included in this prospectus, iBIZ has issued 3,025,000 options to employees under the Stock Option Plan. The shares underlying these options have been registered on a registration statement on Form S-8, File No. 333-95475, filed on January 27, 2000. In connection with the 7% Debentures, as of the date of this prospectus, iBIZ has issued to Equinet warrants to purchase 281,250 shares of common stock. The warrants issued to Equinet have an exercise price of $0.99 per share, have a term of five years and are immediately exercisable.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                  iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, iBIZ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS



                  The financial statements for iBIZ as of October 31, 1997, 1998 and 1999 included in this prospectus have been audited by Moffitt & Company, P.C., independent public accountants. As indicated in their reports with respect thereto, such statements are herein included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.




                                  LEGAL MATTERS


                  Certain legal matters with respect to the validity of the common stock offered will be passed upon by iBIZ's legal counsel, Gammage & Burnham, P.L.C., Phoenix, Arizona.

                              FINANCIAL STATEMENTS


                         INVNSYS TECHNOLOGY CORPORATION

                                FORMERLY KNOWN AS

                        SOUTHWEST FINANCIAL SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                            OCTOBER 31, 1998 AND 1997

                                TABLE OF CONTENTS


                                                                        PAGE NO.
                                                                        --------


INDEPENDENT AUDITORS' REPORT ........................................     F-3

FINANCIAL STATEMENTS

       Balance Sheets................................................     F-4

       Statements of Income..........................................     F-6

       Statement of Changes in Stockholders' Equity..................     F-7

       Statements of Cash Flows......................................     F-8

       Notes to Financial Statements.................................    F-10

                          INDEPENDENT AUDITORS' REPORT



To The Board of Directors and Stockholders
Invnsys Technology Corporation
Formerly known as Southwest Financial Systems, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheets of Invnsys Technology Corporation formerly known as Southwest Financial Systems, Inc., as of October 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Invnsys Technology Corporation as of October 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


MOFFITT & COMPANY, P. C.
SCOTTSDALE, ARIZONA

June 14, 1999 (original issuance date)
November 22, 1999 (reissue date)

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                                 BALANCE SHEETS
                            OCTOBER 31, 1998 AND 1997



                      ASSETS
                                                 1998               1997
                                              ----------         ----------
CURRENT ASSETS
       Cash                                   $      200         $      412
       Accounts receivable, trade                153,536             91,073
       Other receivables                           1,500              1,000
       Corporation income tax refund                   0             19,919
       Inventories                               323,397            202,320
       Prepaid expenses, current                  24,577              3,882
                                              ----------         ----------

              TOTAL CURRENT ASSETS               503,210            318,606
                                              ----------         ----------

PROPERTY AND EQUIPMENT                            76,536             97,069
                                              ----------         ----------

OTHER ASSETS
       Note receivable, related party            906,620            666,103
       Deposits                                   20,155             17,765
       Prepaid expenses, long term                 2,423              5,655
                                              ----------         ----------

              TOTAL OTHER ASSETS                 929,198            689,523
                                              ----------         ----------

              TOTAL ASSETS                    $1,508,994         $1,105,195
                                              ==========         ==========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

                                                           1998                  1997
                                                        -----------          -----------
CURRENT LIABILITIES
       Bank overdraft                                   $    13,700          $    14,545
       Accounts payable, trade                              780,815              691,944
       Customer deposits                                    395,264              267,630
       Notes payable, current                                28,378              215,976
       Accrued liabilities                                   63,243               30,713
       Sales and payroll taxes payable                      255,410               61,840
       Corporation income taxes payable,
          Current                                            17,841               13,741
       Deferred income                                       71,031              110,797
                                                        -----------          -----------
              TOTAL CURRENT LIABILITIES                   1,625,682            1,407,186
                                                        -----------          -----------
LONG - TERM LIABILITIES
       Notes payable                                        365,325              389,358
                                                        -----------          -----------
              TOTAL LONG - TERM LIABILITIES                 365,325              389,358
                                                        -----------          -----------

STOCKHOLDER'S EQUITY
       Common stock, $1.00 par value,
          100,000 shares authorized,
          10,000 shares issued and outstanding               10,000               10,000
       Advance from IBIZ Technology Corp.                   158,101                    0
       Retained earnings (deficit)                         (650,164)            (701,346)
                                                        -----------          -----------
              TOTAL STOCKHOLDER'S EQUITY
                 (DEFICIT)                                 (482,063)            (691,346)
                                                        -----------          -----------
              TOTAL LIABILITIES AND
                 STOCKHOLDER'S EQUITY (DEFICIT)         $ 1,508,944          $ 1,105,198
                                                        ===========          ===========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                              STATEMENTS OF INCOME
                  FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1997


                                                     1998                  1997
                                                  -----------          -----------
SALES                                             $ 3,402,681          $ 2,350,459
COST OF SALES                                       2,219,796            1,579,440
                                                  -----------          -----------
       GROSS PROFIT                                 1,182,885              771,019
SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                         1,070,003            1,174,908
                                                  -----------          -----------
       INCOME (LOSS) FROM OPERATIONS                  112,882             (403,889)
                                                  -----------          -----------
OTHER INCOME (EXPENSES)
       Interest expense                               (75,282)             (74,147)
       Interest income                                 40,320               27,848
       Miscellaneous income                             3,815               10,835
       Gain/loss on disposition of assets               1,500               (6,177)
       Loss on Investment property                          0              (25,600)
                                                  -----------          -----------

       TOTAL OTHER INCOME (EXPENSE)                   (29,647)             (67,241)
                                                  -----------          -----------

INCOME (LOSS) BEFORE INCOME TAXES
    (REFUND)                                           83,235             (471,130)
       INCOME TAXES (REFUND)                           32,053              (30,128)
                                                  -----------          -----------
NET INCOME (LOSS)                                 $    51,182          $  (501,258)
                                                  ===========          ===========

NET INCOME (LOSS) PER COMMON SHARE

       Basic and Diluted                          $      5.12          $    (50.13)
                                                  ===========          ===========

AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                         10,000               10,000
                                                  ===========          ===========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1997



                                                                     ADVANCE
                                                                    FROM IBIZ
                                         COMMON STOCK               TECHNOLOGY        RETAINED
                                    SHARES          AMOUNT            CORP.           EARNINGS
                                    ------         --------        ---------        ----------
BALANCE, NOVEMBER 1, 1996           10,000         $ 10,000        $       0        $ (200,088)

NET (LOSS) FOR THE YEAR
   ENDED OCTOBER 31, 1997                0                0                0          (501,258)
                                    ------         --------        ---------        ----------

BALANCE, OCTOBER 31, 1997           10,000           10,000                0          (701,346)

ADVANCE FROM IBIZ
   TECHNOLOGY CORP                       0                0          158,101                 0

NET INCOME FOR THE YEAR
   ENDED OCTOBER 31, 1998                0                0                0            51,182
                                    ------         --------        ---------        ----------
BALANCE, OCTOBER 31, 1998           10,000         $ 10,000         $158,101         $(650,164)
                                    ======         ========         ========         =========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1997



                                                                  1998             1997
                                                              ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income (loss)                                      $  51,182          $(501,258)
       Adjustments to reconcile net income (loss)
         to net cash provided by operating activities
           Depreciation                                          38,604             92,407
           Gain/loss on disposition of equipment and
                      investment properties                      (1,500)            31,777
       Increase (decrease) in
           Accounts receivable, trade                           (62,463)            29,242
           Other receivables                                       (500)             3,000
           Income tax refunds                                    19,919             56,146
           Inventories                                         (121,077)            98,263
           Prepaid expenses                                     (17,463)             8,794
           Deferred tax asset                                    16,383            (24,607)
           Deposits                                              (2,390)                73
           Accounts payable                                      88,871            (32,201)
           Customer deposits                                    127,634            267,630
           Accrued liabilities and taxes                        226,100            (32,104)
           Corporation income taxes payable                     (12,283)            12,469
           Deferred income                                      (39,766)            30,136
                                                              ---------          ---------
              NET CASH FLOWS PROVIDED
                 BY OPERATING ACTIVITIES                        311,251             39,767
                                                              ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property and equipment                   (18,071)           (97,923)
        Loans to related party                                 (240,517)           (35,000)
        Proceeds from sale of property and equipment              1,500                  0
                                                              ---------          ---------
              NET CASH FLOWS (USED) BY
                INVESTING ACTIVITIES                           (257,088)          (132,923)
                                                              ---------          ---------

\                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1997




                                                      1998              1997
                                                   ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES
       Bank overdraft                              $    (845)         $       0
       Advance from IBIZ Technology Corp.            158,101                  0
       Proceeds from notes payable                         0            138,000
       Repayments of notes payable                  (211,631)           (32,364)
                                                   ---------          ---------

            NET CASH FLOWS PROVIDED (USED)
                BY FINANCING ACTIVITIES              (54,375)           105,636
                                                   ---------          ---------
NET INCREASE (DECREASE) IN CASH                         (212)            12,480
CASH BALANCE (OVERDRAFT), BEGINNING
   OF YEAR                                               412            (26,613)
                                                   ---------          ---------
CASH BALANCE, END OF YEAR                          $     200          $     412
                                                   =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION
       Cash paid during year:
          Interest                                 $  61,117          $  74,108
                                                   =========          =========
          Taxes                                    $     850          $  50,913
                                                   =========          =========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1998 AND 1997



NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Invnsys Technology Corporation, formerly known as Southwest Financial Systems, Inc., was incorporated in the State of Arizona on July 30, 1980 and is in the business of selling retail and wholesale financial, computing and communication equipment. They also provide repair services and sell maintenance contracts. The corporation currently operates a service center in Phoenix, Arizona.

         ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

         Uncollectible accounts receivable are written off at the time management specifically determines them to be uncollectible. In addition, the allowance for doubtful accounts is provided at an amount determined by management.

         A summary of accounts receivable and the allowance for doubtful accounts is as follows:

                                                              1998             1997
                                                            --------         --------
                    Accounts receivable                     $156,036         $ 98,073

                    Allowance for doubtful accounts            2,500            7,000
                                                            --------         --------

                    Net accounts receivable                 $153,536         $ 91,073
                                                            ========         ========

INVENTORIES

         Inventories are stated at the lower of cost (determined principally by the first-in, first-out method) or market.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

         The company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT (CONTINUED)

                    Tooling                                            3 Years
                    Machinery and equipment                            5-10  Years
                    Office furniture and equipment                     5-10 Years
                    Vehicles                                           5 Years
                    Leasehold improvements                             5 Years


         ACCOUNTING ESTIMATES

         Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

         REVENUE RECOGNITION

         The company recognizes revenue from product sales when the goods are shipped and title passes to customers.

         SALES OF MAINTENANCE AGREEMENTS

         The revenue received for the maintenance agreements is being reported evenly over the life of the contracts. Such unearned portion is recorded as deferred income.

         INCOME TAXES

         Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997



NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         NET EARNINGS PER SHARE

         The company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

         RISKS AND UNCERTAINTIES

         The company is in the computer and computer technology industry. The company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.

NOTE 2   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The company has financial instruments, none of which are held for trading purposes. The company estimates that the fair value of all financial instruments at October 31, 1998 and 1997, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange.

NOTE 3  INVENTORIES

         At October 31, 1998 and 1997, inventories were comprised of:

                               1998             1997
                           --------         --------
Computer equipment         $208,725         $161,212

Office equipment             25,693           25,689

Depot                         9,343            9,343

Demo units                   77,576            4,016

Parts                         2,060            2,060
                           --------         --------

 Totals                    $323,397         $202,320
                           ========         ========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997

NOTE 4  PROPERTY AND EQUIPMENT

         At October 31, 1998 and 1997, property and equipment and accumulated depreciation consisted of:


                                            1998             1997
                                          --------         --------
Tooling                                   $ 68,100         $ 68,100

Machinery and equipment                     30,656           75,104

Office furniture and equipment              60,406           45,476

Vehicles                                    39,141           59,596

Leasehold improvements                      18,044           18,044
                                          --------         --------
                                           216,347          266,320

Less accumulated depreciation              139,811          169,251
                                          --------         --------
     Total property and equipment         $ 76,536         $ 97,069
                                          ========         ========

         The depreciation expenses for the years ended October 31, 1998 and 1997 were $38,604 and $92,407, respectively.

NOTE 5  NOTE RECEIVABLE, RELATED PARTY


                                                                            1998                1997
                                                                         ------------         --------
The related note is unsecured, payable on demand and accrues interest at 6% for 1998 and 8% for 1997. At October 31, 1998 and
1997, management believed the notes would not be collected
within the current operating cycle and classified the asset as a long-term asset. $615,250 of the loan was repaid in 1999
     Total                                                               $    906,620         $666,103
                                                                         ============         ========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997



NOTE 6  CUSTOMER DEPOSITS

         It is the company's policy to obtain a portion of the sales price when orders are received. These funds are recorded as customer deposits and are applied to the customer invoices when the merchandise is shipped.


NOTE 7  INCOME TAXES

                                                                                 1998              1997
                                                                              ---------         ---------
Income (loss) from continuing operations
       before income taxes                                                    $  83,235         $(471,130)
                                                                              ---------         ---------

The provision for income taxes were estimated as follows:
                Currently payable                                             $       0         $       0
                Deferred                                                         32,053           (30,128)
                                                                              ---------         ---------

A reconciliation of the provision for income taxes compared with the amounts at the U.S. Federal Statutory rate was as follows:
                Tax at U.S. Federal Statutory income tax rates                $  32,053         $ (30,128)
                                                                              ---------         ---------

Deferred income tax assets and liabilities reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and the basis of such assets and
  liabilities as measured by tax laws.  The net deferred tax assets is        $ 136,830         $180,139
                                                                              ---------         ---------

         Temporary differences and carry forwards that gave rise to deferred tax assets and liabilities included the following:



                                                     1998                          1997
                                                     ----                          ----
                                                 Deferred Tax                    Deferred Tax
                                                 ------------                    ------------
                                            Assets         Liabilities        Assets        Liabilities
                                            ------         -----------       --------       -----------
Net operating loss                         $116,382         $      0         $176,591         $      0
Accrued expenses and miscellaneous            8,497                0            7,990                0
Tax credit carryforward                      20,175                0           20,175                0
Depreciation                                      0            8,224                0           24,607
                                           --------         --------         --------         --------

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997




NOTE 7  INCOME TAXES (CONTINUED)

                                                     1998                          1997
                                                     ----                          ----
                                                 Deferred Tax                    Deferred Tax
                                                 ------------                    ------------
                                            Assets         Liabilities        Assets        Liabilities
                                            ------         -----------       --------       -----------
Subtotals                                  $ 145,054          $   8,224      $ 204,756       $  24,607

Less valuation allowance                    (145,054)            (8,224)      (204,756)        (24,607)
                                           ---------          ---------      ---------       ---------
                    Total deferred taxes   $       0          $       0      $       0       $       0
                                           =========          =========      =========       =========



                Realization of the net deferred tax assets is dependent on future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing temporary differences and carryforwards. Although realization is not assured, management believes that is more likely than not that the net deferred tax assets will not be realized.

NOTE 8  TAX CARRYFORWARD

           The company has the following tax carryforwards at October 31, 1998:

                                                     EXPIRATION
              YEAR                AMOUNT                DATE
-------------------------        --------         -----------------
     Net operating loss
        October 31, 1997         $342,302         October 31, 2012

Capital loss
        October 31, 1997           25,600         October 31, 2002

Contribution
        October 31, 1995            1,536         October 31, 2000
        October 31, 1996            2,068         October 31, 2001


NOTE 9  PAYROLL TAXES PAYABLE

         At October 31, 1998, the company was delinquent in the payment and filing of payroll tax returns in the amount of $236,923. The payroll taxes were paid in 1999.

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997



NOTE 10 NOTES PAYABLE

                                                                         1998             1997
                                                                       ----------       ---------
Note payable to Community First National Bank due in monthly payments of interest of approximately $3,100. Interest is
computed at national prime as stated in the Wall Street Journal plus 3 percent. The principal amount is due July 31, 2000. This note is secured by accounts receivable, general intangibles and all equipment and leasehold improvements. The shareholder has personally guaranteed the loan and the bank is the beneficiary
of an insurance policy on the life of the shareholder.                   $340,613         $334,890

Note payable to Community First National Bank due in monthly installments of principal and interest of $3,754 until May 7,
1999. Interest is computed at national prime as stated in the
Wall Street Journal plus 3 percent. This note is secured by
accounts receivable, general intangibles and all equipment and leasehold improvements. The shareholder has personally
guaranteed the loan and the bank is the beneficiary of an
insurance policy on the life of the shareholder. The loan was
paid off in 1999.                                                          23,737           64,798

Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7
percent until March 7, 2004. The note is secured by an automobile.         29,353           33,646

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997



NOTE 10         NOTES PAYABLE (CONTINUED)

                                                                          1998              1997
                                                                        --------         --------
Note payable to an individual payable in one payment of $50,000 on February 1, 1998 and a final balance and accrued interest on
May 21, 1998. The note is secured by a houseboat owned by a
stockholder of the company.                                             $      0         $100,000

Unsecured note payable from an individual with interest computed
at 14%.  Principal and accrued interest is due December 5, 1997.               0           72,000
                                                                        --------         --------
                                                                         393,703          605,334

Less:  current portion of long-term debt                                  28,378          215,976
                                                                        --------         --------

Net long-term debt                                                      $365,325         $389,358
                                                                        ========         ========


Maturities of long-term debt are as follows:

                                                                          1998             1997
                                                                        --------         --------
Year ended October 31,
       1998                                                             $      0          215,976
       1999                                                               28,378           29,790
       2000                                                              345,588          339,865
       2001                                                                5,336            5,336
       2002                                                                5,721            5,721
       2003 & thereafter                                                   8,680            8,646
                                                                        --------         --------
                                                                        $393,703         $605,334
                                                                        ========         ========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997

NOTE 11 OPERATING LEASE - REAL ESTATE

         The company leases office space under a non-cancelable operating lease agreement expiring on July 15, 1999. The lease provides for annual rentals of approximately $40,000 plus increases due to changes in the consumer price index and building operating costs. The lease is guaranteed by the major stockholders of the company.

         Future minimum lease payments, excluding taxes and expenses, are as follows for the years ending October 31:

                                     1998            1997
                                   -------         -------
                      1998         $     0         $47,320
                      1999          35,128          35,128
                                   -------         -------
                                   $35,128         $82,448
                                   =======         =======


NOTE 12 ADVERTISING

         The company expenses all advertising as incurred. For the years ended October 31, 1998 and 1997, the company charged to operations $89,656 and $24,721, respectively, in advertising costs.

NOTE 13 INTEREST

         The company incurred interest expenses for the years ended October 31, 1998 and 1997 of $75,282 and $74,147, respectively.

NOTE 14 WARRANTY RESERVE

         In 1998, the company established a warranty reserve of $ 10,000 to cover any potential warranty costs on computer equipment that are not reimbursed by the computer manufacturer's warranty.

NOTE 15 ECONOMIC DEPENDENCY

         The company purchases the majority of its computer equipment from three suppliers.

NOTE 16 PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT

         On January 1, 1999, the company issued 16,000,000 shares of newly issued restricted common stock for 100% of the issued and outstanding stock of Invnsys Technology Corporation. Invnsys Technology Corporation became a wholly-owned subsidiary of IBIZ Technology Corp. and the acquisition was accounted for as a reverse acquisition. On the consolidated financial statements, the reverse acquisition method requires that the net assets of Invnsys Technology Corporation be transferred to IBIZ Technology Corp. at book value and the statement of operations include the operations of both companies from the beginning of their fiscal years which was November 1, 1998 for both companies.

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997




NOTE 16 PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT (CONTINUED)

         The following unaudited pro-forma combined financial date as of October 31, 1998, has been derived from the historical financial statements of IBIZ Technology Corp. and Invnsys Technology Corporation giving effect to the business combination using the reverse acquisition method of accounting. This information is for illustration purposes only and is not necessarily indicative of the consolidated financial position or results of operations which would have been realized had the acquisition been considered to occur as of the date for which the pro-forma financial statements are presented. The pro-forma financial statements also are not necessarily indicative of the consolidated position or results of operations in the future.


                      Pro-Forma Consolidated Balance Sheet


                                                 Invnsys               IBIZ
                                               Technology           Technology          Pro-forma            Pro-forma
                                               Corporation             Corp.           Adjustments          Consolidated
                                               -----------          ----------         -----------          ------------
     Assets
            Cash                               $       200          $         0         $         0          $       200
            Accounts receivable                    153,536                    0                   0              153,536
            Inventories                            323,397                    0                   0              323,397
            Other                                   26,077              247,175            (247,175)              26,077
                                               -----------          -----------         -----------          -----------
                  Total current assets             503,210              247,175            (247,175)             503,210

            Property and equipment                  76,536                    0                   0               76,536
            Other assets                           929,198                    0                   0              929,198
                                               -----------          -----------         -----------          -----------
     Total                                     $ 1,508,994          $   247,175         $  (247,175)         $ 1,508,994
                                               ===========          ===========         ===========          ===========

Liabilities
            Accounts payable                   $   780,815          $     9,048         $  (247,175)         $   542,688
            Customer deposits                      395,264                    0                   0              395,264
            Other liabilities                      449,603                    0                   0              449,603
                                               -----------          -----------         -----------          -----------
              Total current
                    liabilities                  1,625,682                9,048            (247,175)           1,387,555

            Long-term debt                         365,325                    0                   0              365,325
                                               -----------          -----------         -----------          -----------
                  Total liabilities              1,999,007                9,048            (247,175)           1,752,880

     Stockholders' equity                         (482,063)             238,127                   0             (243,936)
                                               -----------          -----------         -----------          -----------
            Total                              $ 1,508,944          $   247,175         $  (247,175)         $ 1,508,944
                                               ===========          ===========         ===========          ===========

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997




NOTE 16 PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT (CONTINUED)


                   Pro-Forma Consolidated Statement of Income


                                           Invnsys               IBIZ
                                         Technology           Technology             Pro-forma            Pro-forma
                                         Corporation             Corp.              Adjustments          Consolidated
                                        ------------          ------------          ------------         ------------
     Sales                              $  3,402,681          $          0          $          0         $  3,402,681
     Cost of sales                         2,219,796                     0                     0            2,219,796
                                        ------------          ------------          ------------         ------------
     Gross Profit                          1,182,885                     0                     0            1,182,885
Selling, general and
       administrative expenses          $  1,070,003          $     71,766          $          0         $  1,141,769
                                        ------------          ------------          ------------         ------------
     Income from operations                  112,882               (71,766)                    0               41,116
     Other income (expense)                  (29,647)                    0                     0              (29,647)
                                        ------------          ------------          ------------         ------------
       Income before income
               taxes                          83,235               (71,766)                    0               11,469
     Income taxes                             32,053                     0                     0               32,053


                                        ------------          ------------          ------------         ------------
            Net income (loss)           $     51,182          $    (71,766)         $          0         $    (20,584)
                                        ============          ============          ============         ============

     Loss per common share                                                                               $      (.001)
                                                                                                         ============

     Weighted average number of
       shares of common stock                                                                              24,000,000
                                                                                                         ============



         Pro-forma financial information for the year ended October 31, 1997 is not presented as IBIZ Technology Corp. was an inactive public shell and had no activity.


NOTE 17 OFFICERS' COMPENSATION

         On March 5, 1999, the company entered into three employment agreements with the following officers:

                                                 PRESIDENT                        VICE
                                                 AND CHIEF      VICE            PRESIDENT
                                                 EXECUTIVE      PRESIDENT/         OF
                                                  OFFICER      COMPTROLLER      OPERATIONS
                                                  -------      -----------      ----------
                      Annual compensation       $  200,000       $ 88,000        $   88,000

                         INVNSYS TECHNOLOGY CORPORATION
                                FORMERLY KNOWN AS
                        SOUTHWEST FINANCIAL SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 1998 AND 1997



NOTE 17 OFFICERS' COMPENSATION (CONTINUED)


                                                 PRESIDENT                         VICE
                                                 AND CHIEF        VICE          PRESIDENT
                                                 EXECUTIVE      PRESIDENT/          OF
                                                  OFFICER      COMPTROLLER      OPERATIONS
                                                  -------      -----------      ----------

       Options for IBIZ Technology
        Corp. stock                              250,000        350,000          350,000
                                                  shares         shares             shares

Exercise price per share                        $   0.75       $   0.75         $   0.75



NOTE 18 INCOME TAXES FOR YEAR ENDED OCTOBER 31, 1998

         The net income before taxes was $83,235 and the corporation income taxes was $75,372. The large tax was due to the fact that the following expenses were incurred but not deductible for income tax purposes:


              Penalties                        $ 70,661
              Travel and entertainment            5,184
              Country club dues                   8,920
              Warranty reserves                  10,000
              Other                                 (64)
                                               --------
              Total                            $ 94,701
                                               ========

                              FINANCIAL STATEMENTS




                            IBIZ TECHNOLOGY CORP. AND
                             CONSOLIDATED SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 1999

                                TABLE OF CONTENTS


                                                                                  PAGE NO.

INDEPENDENT AUDITORS' REPORT ................................................         F-24

FINANCIAL STATEMENTS

       Consolidated Balance Sheet............................................         F-25

       Consolidated Statement of Operations..................................         F-26

       Consolidated Statement of Changes in Stockholders' Deficit............         F-28

       Consolidated Statement of Cash Flows..................................         F-30

       Notes to Consolidated Financial Statements............................         F-32

                          INDEPENDENT AUDITORS' REPORT



To The Board of Directors and Stockholders
IBIZ Technology Corp. and Consolidated Subsidiary
Phoenix, Arizona

We have audited the accompanying balance sheet of IBIZ Technology Corp. and Consolidated Subsidiary as of October 31, 1999, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of IBIZ Technology Corp. and Consolidated Subsidiary as of October 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As shown in the financial statements, the company incurred a net loss of $1,053,563 during the year ended October 31, 1999, and, as of that date had a working capital deficit of $912,169 and a shareholders' deficit of $433,527. In addition sales have declined significantly from prior years. As discussed in note 22 to the financial statements, the company's significant operating losses and capital needs raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


MOFFITT & COMPANY, P. C.
SCOTTSDALE, ARIZONA

January 10, 2000

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 1999

                                     ASSETS


CURRENT ASSETS
       Cash and cash equivalents              $   25,343
       Accounts receivable, trade                212,300
       Inventories                               268,087
       Prepaid expenses                           38,984
                                              ----------



              TOTAL CURRENT ASSETS                            $  544,714


PROPERTY AND EQUIPMENT                                           124,747


OTHER ASSETS
       Note receivable, related party            356,810
       Deposits                                   16,759
                                              ----------
              TOTAL OTHER ASSETS                                 373,569
                                                              ----------
              TOTAL ASSETS                                    $1,043,030
                                                              ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
       Accounts payable, trade                                 $   762,965
       Customer deposits                                           115,408
       Notes payable, current                                       67,497
       Accrued liabilities                                         138,199
       Sales and payroll taxes payable                              98,774
       Corporation income taxes payable                             19,078
       Deferred income                                              54,962
       Convertible debentures payable                              200,000
                                                               -----------
              TOTAL CURRENT LIABILITIES                                         $ 1,456,883

LONG - TERM LIABILITIES
       Notes payable                                                19,674
                                                               -----------
              TOTAL LONG - TERM LIABILITIES                                          19,674

STOCKHOLDERS' DEFICIT
       Common stock
          Authorized - 100,000,000 shares, par
            value $.001 per shares
          Issued and outstanding - 26,370,418 shares                26,370
       Paid in capital in excess of par value of stock           1,106,266
       Advance on stock subscription                                75,000
       Retained earnings (deficit)                              (1,641,163)
                                                               -----------

              TOTAL STOCKHOLDERS' DEFICIT                                          (433,527)
                                                                                -----------
              TOTAL LIABILITIES AND
                 STOCKHOLDERS' DEFICIT                                          $ 1,043,030
                                                                                ===========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1999

SALES                                                             $  2,082,515

COST OF SALES                                                        1,682,905
                                                                  ------------
       GROSS PROFIT                                                    399,610

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                          1,473,790
                                                                  ------------
(LOSS) BEFORE OTHER INCOME                                          (1,074,180)

OTHER INCOME (EXPENSE)
       Cancellation of debt                 $    154,933
       Other income                               32,339
       Interest income                            28,260
       Interest expense                          (58,085)
                                            ------------

        TOTAL OTHER INCOME, NET                                        157,447
                                                                  ------------
(LOSS) BEFORE INCOME TAXES                                            (916,733)

INCOME TAXES                                                           136,830
                                                                  ------------
NET (LOSS)                                                        $ (1,053,563)
                                                                  ============

NET (LOSS) PER COMMON SHARE

       Basic and Diluted                                          $      (0.04)
                                                                  ============

AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING

       Basic and diluted                                            25,116,013
                                                                  ============

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                       FOR THE YEAR ENDED OCTOBER 31, 1999

                                               COMMON STOCK
                                      -----------------------------
                                         SHARES             AMOUNT
                                      ----------         ----------
BALANCE, NOVEMBER 1, 1998               8,000,000         $    8,000

ISSUANCE OF COMMON STOCK
   FOR ACQUISITION OF INVNSYS
   TECHNOLOGY CORPORATION
   AND TRANSFER OF NET ASSETS
   AT BOOK VALUE PER REVERSE
   ACQUISITION                         16,000,000             16,000

ISSUANCE OF COMMON STOCK
   FOR CASH
      AT .35 CENTS PER SHARE              640,318                640
      AT .50 CENTS PER SHARE            1,730,100              1,730

FEES AND COSTS FOR ISSUANCE
   OF STOCK                                     0                  0

ADVANCES ON STOCK SUBSCRIPTION                  0                  0

NET (LOSS) FOR THE YEAR ENDED
   OCTOBER 31, 1999                             0                  0
                                       ----------         ----------
BALANCE, OCTOBER 31, 1999              26,370,418         $   26,370
                                       ==========         ==========


                                                PAID IN
                                                CAPITAL IN
                                                EXCESS OF           ADVANCES             RETAINED
                                                PAR VALUE           ON STOCK             EARNINGS
                                                OF STOCK          SUBSCRIPTIONS          (DEFICIT)
                                             --------------       ------------          -----------

BALANCE, NOVEMBER 1, 1998                    $   145,282          $   154,111           $ (74,266)

ISSUANCE OF COMMON STOCK
   FOR ACQUISITION OF INVNSYS
   TECHNOLOGY CORPORATION
   AND TRANSFER OF NET ASSETS
   AT BOOK VALUE PER REVERSE
   ACQUISITION                                         0                    0             (513,334)

ISSUANCE OF COMMON STOCK
   FOR CASH
      AT .35 CENTS PER SHARE                     223,471                    0                    0
      AT .50 CENTS PER SHARE                     863,320             (154,111)                   0

FEES AND COSTS FOR ISSUANCE
   OF STOCK                                     (125,807)                   0                    0

ADVANCES ON STOCK SUBSCRIPTION                         0               75,000                    0

NET (LOSS) FOR THE YEAR ENDED
   OCTOBER 31, 1999                                    0                    0           (1,053,563)
                                             -----------          -----------          -----------
BALANCE, OCTOBER 31, 1999                    $ 1,106,266          $    75,000          $(1,641,163)

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED OCTOBER 31, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss)                                        $(1,053,563)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities
           Depreciation                                       42,104
       Increase (decrease) in
           Accounts receivable, trade                        (58,764)
           Other receivables                                   1,500
           Inventories                                        55,310
           Prepaid expenses                                  (11,984)
           Deferred tax asset                                145,054
           Deposits                                            3,396
           Accounts payable                                  (26,898)
           Customer deposits                                (279,856)
           Accrued liabilities and taxes                     (80,443)
           Deferred income                                   (16,069)
                                                         -----------

              NET CASH FLOWS (USED)
                 BY OPERATING ACTIVITIES                                    $(1,280,213)
CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment                   (90,315)
       Repayment of related party loans                      634,030
                                                         -----------

              NET CASH FLOWS PROVIDED BY
                INVESTING ACTIVITIES                                           543,715

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                       FOR THE YEAR ENDED OCTOBER 31, 1999


CASH FLOWS FROM FINANCING ACTIVITIES:
       Bank overdraft                                           $ (13,700)
       Net proceeds from issuance of common stock                 806,873
       Advances on stock subscription                              75,000
       Proceeds from issuance of convertible debentures           200,000
       Decrease in notes payable                                 (306,532)
                                                                ---------

            NET CASH FLOWS PROVIDED
                BY FINANCING ACTIVITIES                                            $ 761,641
                                                                                   ---------
NET INCREASE IN CASH                                                                  25,143
CASH BALANCE, NOVEMBER 1, 1998                                                           200
                                                                                   ---------
CASH BALANCE, OCTOBER 31, 1999                                                     $  25,343
                                                                                   =========
SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during year:

          Interest                                                                 $  56,766
                                                                                   =========
          Taxes                                                                    $       0
                                                                                   =========
NON CASH INVESTING AND FINANCING
   ACTIVITIES
       Issuance of company stock for investment in
          Invnsys Technology Corporation                                           $  16,000
                                                                                   =========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1999

        NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                NATURE OF BUSINESS

                The company was organized on April 6, 1994, under the laws of the State of Florida. In January, 1999, the company acquired Invnsys Technology Corporation, an Arizona corporation. Per the acquisition agreement, the company issued 16,000,000 shares of newly issued restricted common stock for 100% of the issued and outstanding stock of Invnsys Technology Corporation.

                Invnsys Technology Corporation is in the business of selling retail and wholesale, financial, computing and communication equipment and offering network integration services, digital subscriber line high speed internet connection services and business-to-business software sales. They also provide repair services and sell maintenance contracts. The corporation currently operates a service center in Phoenix, Arizona.

                PRINCIPLES OF CONSOLIDATION

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiary, Invnsys Technology Corporation.

                All material inter-company accounts and transactions have been eliminated.

                CORPORATION NAME CHANGES

                The corporation has changed its name as follows:

                        1. At date of incorporation - Exotic Video City, Inc.

                        2. May 28, 1998 - EVC Ventures, Inc.

                        3. October 10, 1998 - Invnsys Holding Corporation

                        4. January 21, 1999 - IBIZ Technology Corp.

                ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

                Uncollectible accounts receivable are written off at the time management specifically determines them to be uncollectible. In addition, the allowance for doubtful accounts is provided at an amount determined by management.

                INVENTORIES

                Inventories are stated at the lower of cost (determined principally by first-in, first-out method) or cost.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

                The company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

Tooling                                      3 Years
Machinery and equipment                   5-10 Years
Office furniture and equipment            5-10 Years
Vehicles                                     5 Years
Leasehold improvements                       5 Years

                ACCOUNTING ESTIMATES

                Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                REVENUE RECOGNITION

                The company recognizes revenue from product sales when the goods are shipped and title passes to customers.

                SALES OF MAINTENANCE AGREEMENTS

                The revenue received for the maintenance agreements is being reported evenly over the life of the contracts. Such unearned portion is recorded as deferred income.

                INCOME TAXES

                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                INCOME TAXES (CONTINUED)

                tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No., 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                NET EARNINGS PER SHARE

                The company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, potentially dilutive warrants and options that would have an anti-dilutive effect on net loss per share are excluded.

                RISKS AND UNCERTAINTIES

                The company is in the computer and computer technology industry. The company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.

        NOTE 2  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                The company has financial instruments, none of which are held for trading purposes. The company estimates that the fair value of all financial instruments at October 31, 1999, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange.

        NOTE 3  ACCOUNTS RECEIVABLE

                A summary of accounts receivable and allowance for doubtful accounts is as follows:


Accounts receivable                $ 214,800

Allowance for doubtful accounts        2,500
                                   ---------
                                   $ 212,300
                                   =========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 4  INVENTORIES

                Inventories are comprised of the following:


                      Computer and components:
                         Finished products                                          $ 217,236
                         Demonstration and loaner units                                 5,731
                         Depot units                                                   20,089
                         Office                                                        24,712
                         Parts                                                            319
                                                                                    ---------

                                     Total inventories                              $ 268,087
                                                                                    =========


        NOTE 5  PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consisted of:


                      Tooling                                                       $  68,100
                      Machinery and equipment                                          39,032
                      Office furniture and equipment                                  105,627
                      Vehicles                                                         39,141
                      Leasehold improvements                                           17,031
                                                                                    ---------
                                                                                      268,931

                      Less accumulated depreciation                                   144,184
                                                                                    ---------
                           Total property and equipment                             $ 124,747
                                                                                    =========



                The depreciation expenses for the year ended October 31, 1999 is $ 42,104.

        NOTE 6  NOTE RECEIVABLE, RELATED PARTY


                The related note is secured by 500,000 shares of common stock in the company, payable on demand and accrues interest at 6%. At
                October 31, 1999, management believed the notes would not be collected within the current operating cycle and classified the
                asset as a long-term asset.                                         $ 356,810
                                                                                    =========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999


        NOTE 7  CUSTOMER DEPOSITS

                It is the company's policy to obtain a portion of the sales price when orders are received. These funds are recorded as customer deposits and are applied to the customer invoices when the merchandise is shipped.


        NOTE 8  INCOME TAXES


                (Loss) from continuing operations
                  before income taxes                                                              $ ( 916,733)
                                                                                                   -----------

                The provision for income taxes is estimated as follows:
                           Currently payable                                                       $         0
                           Deferred                                                                    136,830
                                                                                                   -----------

                A reconciliation of the provision for income taxes compared with the amounts at the U.S. Federal Statutory rate was as follows:
                           Tax at U.S. Federal Statutory
                             income tax rates                                                      $   136,830
                                                                                                   -----------

                Deferred income tax assets and liabilities reflect the impact of temporary differences between amounts of assets and
                  liabilities for financial reporting purposes and the basis of such assets and liabilities as measured by tax
                  laws.  The net deferred tax assets is:                                           $         0
                                                                                                   -----------

                Temporary differences and carry forwards that gave rise to deferred tax assets and liabilities included the following:



                                                                                       DEFERRED TAX
                                                                                       ------------
                                                                                  ASSETS      LIABILITIES
                                                                                  ------      -----------
                      Net operating loss                                        $ 294,800       $      0
                      Accrued expenses and miscellaneous                           23,414              0
                      Tax credit carryforward                                      38,424              0
                      Depreciation                                                      0          6,199
                                                                                ---------       --------

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 8  INCOME TAXES (CONTINUED)


                                                             DEFERRED TAX
                                                             ------------
                                                        ASSETS        LIABILITIES
                                                        ------        -----------
                      Subtotals                      $   356,638       $   6,199

                      Valuation allowance              ( 356,638)        ( 6,199)
                                                     -----------       ---------

                      Total deferred taxes           $         0       $       0
                                                     ===========       =========


                As discussed in note 22, there is substantial doubt about the company's ability to continue as a going concern. Consequently, the company must maintain a 100% valuation allowance for the deferred taxes as there is doubt that the company will generate profits which will be absorbed by the tax differences.

                A reconciliation of the valuation allowance is as follows:


                      Balance, November 1, 1998                                      $ 291,068
                      Addition to allowance for year ended October 31, 1999             65,570
                                                                                     ---------

                      Balance, October 31, 1999                                      $ 356,638
                                                                                     =========


        NOTE 9  TAX CARRYFORWARD

                The company has the following tax carryforwards at October 31, 1999:


                                                 EXPIRATION
       YEAR                   AMOUNT                DATE
       ----                   ------                ----
 Net operating loss
   October 31, 1995        $   2,500          October 31, 2010
   October 31, 1996           24,028          October 31, 2011
   October 31, 1997          192,370          October 31, 2012
   October 31, 1998           71,681          October 31, 2013
   October 31, 1999          991,162          October 31, 2019

 Capital loss
   October 31, 1997           25,600          October 31, 2002

 Contribution
   October 31, 1997              545          October 31, 2002
   October 31, 1999            2,081          October 31, 2004

 Research tax credits         38,424

\                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999



        NOTE 10 NOTES PAYABLE


                Note payable to Community First National Bank due in monthly payments of interest of approximately $3,100. Interest is
                computed at national prime as stated in the Wall Street Journal plus 3 percent. The principal amount is due July 31, 2000. This note is secured by accounts receivable, general intangibles and all equipment and leasehold improvements. The shareholder has personally guaranteed the loan and the bank is the beneficiary
                of an insurance policy on the life of the shareholder.                             $ 62,426

                Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7 percent until March 7, 2004. The note is secured by
                an automobile.                                                                       24,745
                                                                                                   --------

                                                                                                     87,171

                Less:  current portion                                                               67,497
                                                                                                   --------

                Net long-term debt                                                                 $ 19,674
                                                                                                   ========


                Maturities of long-term debt are as follows:


                Year ended October 31,
                       2000                                                                        $ 67,497
                       2001                                                                           5,336
                       2002                                                                           5,721
                       2003                                                                           6,135
                       2004                                                                           2,482
                                                                                                   --------

                                                                                                   $ 87,171
                                                                                                   ========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999


        NOTE 11 COMMON STOCK PURCHASE WARRANTS

                The company has issued the following common stock purchase warrants:

                          NUMBER                               EXERCISE
    DATE                 OF SHARES               TERM            PRICE
    ----                 ---------               ----            -----
May   7, 1999             100,000               3 years         $ 0.75
May 13, 1999              100,000               3 years         $ 1.00
May   7, 1999             300,000               3 years         $ 0.75
May   7, 1999             300,000              10 years         $ 0.75
May 13, 1999              100,000              10 years         $ 1.00

        NOTE 12 CONVERTIBLE DEBENTURES

                On June 30, 1999, the company authorized $200,000 of convertible debentures. The debentures bear interest at 8%, are unsecured and are due on June 21, 2000.

                Upon the effectiveness of the required registration statements, the debentures will automatically convert into 300,000 fully paid and nonassessable shares of common stock of the company.

        NOTE 13 REAL ESTATE LEASE

                On June 1, 1999, the company leased a new facility from a related entity. The lease commenced on July 1, 1999, requires initial annual rentals of $153,600 (with annual increases) plus taxes and operating costs and expires on December 31, 2024. The company has also guaranteed the mortgage on the premises.

                Future minimum lease payments, excluding taxes and expenses, are as follows:

October 31, 2000                                 $    156,160
October 31, 2001                                      163,968
October 31, 2002                                      172,168
October 31, 2003                                      180,780
October 31, 2004                                      189,820
November 1, 2004 - December 31, 2024                6,676,000

        NOTE 14 ADVERTISING

               The company expenses all advertising as incurred. For the year ended October 31, 1999, the company charged to operations $15,492 in advertising costs.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 15 INTEREST

                The company incurred interest expenses for the year ended October 31, 1999 of $49,537.

        NOTE 16 RESEARCH AND DEVELOPMENT COSTS

                The company incurred research and development costs for the year ended October 31, 1999 of $5,014.

        NOTE 17 WARRANTY RESERVE

                The company established a warranty reserve of $50,000 to cover any potential warranty costs on computer equipment that are not covered by the computer manufacturer's warranty.

        NOTE 18 ECONOMIC DEPENDENCY

                The company purchases the majority of its computer equipment from three suppliers.


        NOTE 19 OFFICERS' COMPENSATION


                On March 5, 1999, the company entered into three employment agreements with the following officers:


                           PRESIDENT                    VICE
                           AND CHIEF        VICE      PRESIDENT
                           EXECUTIVE     PRESIDENT/      OF
                            OFFICER     COMPTROLLER  OPERATIONS
                            -------     -----------  ----------
Annual compensation        $ 200,000     $ 88,000     $ 88,000
                           =========     ========     ========


        NOTE    20 STOCK OPTIONS

                On January 31, 1999, the corporation adopted a stock option plan for the purpose of providing an incentive based form of compensation to the directors, key employees and service providers of the corporation.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 5,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                The company issued the following options:

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 20  STOCK OPTIONS (CONTINUED)

    DATE OF          NUMBER                                       VESTING
    ISSUANCE        OF SHARES            RECIPIENT                PERIOD              TERM
    --------        ---------            ---------                ------              ----
 April 22, 1999      800,000             Officers                One year            10 years
                                                            50% immediately
                                                            50% in six months

 April 22, 1999      240,000             Employees              Five years           10 years
                                                             10% immediately
                                                            balance over five
                                                                  years

 April 22, 1999      200,000             Employee               Five years           10 years
                                                             10% immediately
                                                            balance over four
                                                                  years

 April 22, 1999      150,000             Directors              Two years            10 years
                                                              50% per year

 May 7, 1999         500,000             Employee              Immediately           10 years

 May 7, 1999          85,000             Employees              Five years           10 years
                                                              10,000 shares
                                                               immediately
                                                            balance over five
                                                                  years

 May 7, 1999         375,000             Employee              Immediately           10 years
                   ---------

                   2,350,000
                   =========


                The exercise price is the fair market value of the shares (average of bid and ask price) at the date of the grant which was .75 cents per share.


                The company applied APB Opinion 25 and related interpretations in accounting for this stock option plan. Had compensation costs for the company's plan been determined based on the fair value at the grant date consistent with the method of FASB Statement 123, the company's net income and earnings per share would not have changed.

                The fair value of the option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 30%, (3) risk-free interest rate of 6.40%, and (4) expected life of 10 years.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

       NOTE 20  STOCK OPTIONS (CONTINUED)

                A summary of the stock options is as follows:


                                            SHARES
                                            ------
Outstanding at November 1, 1998                    0

Granted during the year                    2,350,000
                                           ---------
Outstanding at October 31, 1999            2,350,000
                                           =========

                Information regarding stock options outstanding as of October 31, 1999 is as follows:


                                              OPTIONS OUTSTANDING
                                              -------------------
                                                                                WEIGHTED
                                                   WEIGHTED                      AVERAGE
                                                    AVERAGE                     REMAINING
   PRICE                                           EXERCISE                    CONTRACTUAL
   RANGE                SHARES                       PRICE                        LIFE
   -----                ------                       -----                        ----
 $.75 cents           2,350,000                      $ .75                  9 years, 6 months



               OPTIONS EXERCISABLE
               -------------------
                                         WEIGHTED
                                          AVERAGE
PRICE                                    EXERCISE
RANGE                SHARES               PRICE
-----                ------               -----
 $ 0                   0                   N/A


                Since the exercise price and the fair market value of the stock were the same, there is no compensation costs to report and required pro-forma net income and earnings per share are the same as the historical financial statement presentations.

       NOTE 21  PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT

                On January 1, 1999, the company issued 16,000,000 shares of newly issued restricted common stock for 100% of the issued and outstanding stock of Invnsys Technology Corporation. Invnsys Technology Corporation became a wholly-owned subsidiary of IBIZ Technology Corp. and the acquisition was accounted for as a reverse acquisition.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

       NOTE 21  PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT
                (CONTINUED)

                The details of the results of operation (unaudited) for each separate company, prior to the date of combination, that are included in the current net income are:


                                                   INVNSYS            IBIZ
                                                  TECHNOLOGY       TECHNOLOGY
                                                 CORPORATION          CORP.
                                                 -----------          -----


 Sales                                            $  402,127      $         0
 Cost of sales                                       239,704                0
                                                  ----------      -----------
        Gross profit                                 162,423                0
 Selling, general and administrative
   expenses                                          243,094           27,742
                                                  ----------      -----------
 (Loss) before income taxes (refund)                 (80,671)         (27,742)
 Income taxes (refund)                               (20,150)               0
                                                  ----------      -----------
        Net (loss)                                $  (60,521)     $   (27,742)
                                                  ==========      ===========


                There were no adjustments in the net assets of the combining companies to adopt the same accounting policies.

                Each of the companies had an October 31 fiscal year so no accounting adjustments were necessary.

                An (unaudited) reconciliation of revenues and earnings reconciled with the amounts shown in the combined financial statements is as follows:


Net (loss) on IBIZ Technology Corp. at December 31, 1998             $     (27,742)
Add Invnsys Technology Corporation (loss)
   for November 1, 1998 to December 31, 1998                               (60,521)
Additional net (loss) from January 1, 1999 to October 31, 1999            (965,300)
                                                                     -------------

Net (loss) for the year ended October 31, 1999                       $  (1,053,563)
                                                                     =============


       NOTE 22  GOING CONCERN

                These financial statements are presented on the basis that the company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statement show that current liabilities exceed current assets by $912,169 and a shareholders' deficit of $433,527. In addition, sales have declined significantly from prior years. As described in note 23, the company obtained $1,600,000 of additional financing in November 1999 and December 1999.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 23 SUBSEQUENT EVENT

                $600,000 DEBENTURE

                In November 1999, the company issued $600,000 of 7% convertible debentures under the following amended terms and conditions:

                1.      Due date - November 9, 2004.
                2. Interest only on April 1 and November 1 of each year commencing January 1, 2000.
                3. Warrants to purchase 100,000 shares of common stock at $0.94 per share.
                4. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                5. Conversion price - Lesser of (i) $ 0.675 (fixed price) or (ii) the product obtained by multiplying the average closing price by .80.
                6. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the company a written notice of the holders' election to convert outstanding principal of this debenture.
                7. Redemption by company - If there is a change in control of the company, the holder of the debenture can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                8.      The debentures are unsecured.
                9. Any further issuance of common stock or debentures must be approved by debenture holders.
                10. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the company.
                11. Restriction on payment of dividends, retirement of stock or issuance of new securities.
                12.     On December 6, 1999, $200,000 plus $3,149 of accrued
                        interest was converted to 300,962 shares of common stock.

                FINANCIAL PROJECT MANAGEMENT AGREEMENT

                In December 1999, the company entered into a six month agreement with Equinet, Inc., the project manager, to promote the growth of, or increase in the shareholder value of the company.

                The project manager will be compensated as follows:

                1. A monthly fee of $3,500 for the first 6 months of the agreement payable in cash or stock.
                2. A fee of 1% - 10% based upon the funding received from the project manager's recommendations.
                3. In connection with the first $5,000,000 raised by the project manager, the company will issue to the project manager warrants to purchase three shares of common stock for each $20 raised, up to a maximum of 750,000 shares. In the event the first $1,875,000 is received by January 10, 2000, the Company will provide a discounted exercise price of $0.96 per share in connection with the warrants for these funds.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 23 SUBSEQUENT EVENT (CONTINUED)

                $1,000,000 DEBENTURE

                In December 1999, the company issued an additional $1,000,000 of 7% convertible debentures under the following terms and conditions:

                1.      Due date - December 28, 2004.
                2. Interest only on May 1 and December 1 of each year commencing April 1, 2000, payable in cash or stock.
                3. Warrants to purchase 200,000 shares of common stock at $0.94 per share.
                4. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                5.      Conversion price - Lesser of (i) $0.94 (fixed price) or
                        (ii) the product obtained by multiplying the average closing price by .80.
                6. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the company a written notice of the holders' election to convert outstanding principal of this debenture.
                7. Redemption by company - If there is a change in control of the company, the holder of debenture can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                8.      The debentures are unsecured.
                9. Any further issuance of common stock or debentures must be approved by debenture holders.
                10. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the company.
                11. Restriction on payment of dividends, retirement of stock or issuance of new securities.
                12. The company paid a $100,000 brokerage fee for obtaining the $1,000,000 debentures.
                13. The debenture agreement provides monetary penalties in the event the company delays the issuance of the conversion stock.

                STOCK ISSUANCE

                On November 29, 1999, the company received $50,000 and issued 100,000 shares of restricted stock.

                INVESTOR COMMUNICATION AGREEMENT

                In December 1999, the company entered into an agreement with an investment company for the purpose of providing investor communications and enhancing shareholder values.

                The agreement is for one year and requires the following payments by the company:

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                OCTOBER 31, 1999

        NOTE 23 SUBSEQUENT EVENT (CONTINUED)

                INVESTOR COMMUNICATION AGREEMENT (CONTINUED)

                        1.      Non-refundable retainer of $50,000.

                        2.      $10,000 per month advisory fee commencing June
                                1, 2000.

                        3. Warrants to purchase 75,000 shares of the company's common stock at 120% of the last trade price as of the execution of the agreement and the warrants must be exercised within three years from date of issuance.

                ASSET PURCHASE AGREEMENT

                On December 23, 1999, the company purchased the customer and vendor list from PC Solutions, Inc. for a purchase price of $11,250.

                In addition, the company acquired two key-employees of PC Solutions, Inc, and entered into two employment contracts with the following terms and conditions:


                                                         EMPLOYEE ONE               EMPLOYEE TWO
                                                         ------------               ------------
                  Effective date                       December 9, 1999           December 23, 1999
                  Salary annual                            $60,000                       $ 0
                  Salary - per each half-day                $ 0                         $250
                  Commissions                                 2%
                  Options -December 9, 1999             25,000 shares                     0
                  Options - January 3, 2000                   0                     25,000 shares
                  Options - January 2, 2001             25,000 shares                     0
                  Options - January 2, 2002             50,000 shares                     0
                  Options - January 2, 2003             50,000 shares                     0
                  Each month after January 3, 2000
                    monthly 5,000 share options to
                    a maximum of 50,000 shares               0                     50,000 shares
                  Option price                         $1.00 per share            $1.00 per share
                  Option vesting period                  Immediate                   Immediate
                  Option expiration dates                10 years                    10 years
                  Term of employment contract             3 years               Mutually agreed date
                  Automatic renewal                      Annually                        0

August 25, 2000



Mr. Kenneth Schilling
IBIZ Technology Corp. and Consolidated Subsidiary
1919 W. Lone Cactus Drive
Phoenix, AZ  85027



Dear Ken:



Enclosed are five copies of the financial statements of IBIZ Technology Corp. and Consolidated Subsidiary for the nine months ended July 31, 2000. We will be pleased to discuss any questions relative to this report at your convenience.



If you intend to reproduce or publish additional copies of this report, or any portion thereof, with which our name is to be associated, we request that copies of the reproduction of all such materials be submitted to us so that we may consent to the use of our name before distribution.



We appreciate the opportunity to be of service to you.



Sincerely,





MOFFITT & COMPANY, P. C.




/nm



Enclosure

                            IBIZ TECHNOLOGY CORP. AND
                             CONSOLIDATED SUBSIDIARY


                        CONSOLIDATED FINANCIAL STATEMENTS


                             JULY 31, 2000 AND 1999

                                TABLE OF CONTENTS


                                                                               PAGE NO.
                                                                               --------
INDEPENDENT ACCOUNTANTS' REVIEW REPORT.....................................       1

FINANCIAL STATEMENTS

    Consolidated Balance Sheets............................................       2

    Consolidated Statements of Operations..................................       3

    Consolidated Statement of Changes in Stockholders' Equity..............     4 - 5

    Consolidated Statements of Cash Flows..................................     6 - 7

    Notes to Consolidated Financial Statements.............................     8 - 22

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT




To The Board of Directors and Stockholders
IBIZ Technology Corp. and Consolidated Subsidiary
Phoenix, Arizona


We have reviewed the accompanying balance sheets of IBIZ Technology Corp. and Consolidated Subsidiary as of July 31, 2000 and 1999, and the related statements of operations for the three and nine months then ended, statement of stockholders' equity as of July 31, 2000 and statements of cash flows for the nine months ended July 31, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of IBIZ Technology Corp. and Consolidated Subsidiary.


A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


As discussed in Note 21, certain conditions indicate that the company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the company be unable to continue as a going concern.





MOFFITT & COMPANY, P. C.
SCOTTSDALE, ARIZONA

August 25, 2000

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             JULY 31, 2000 AND 1999
                                   (UNAUDITED)




                                     ASSETS


                                                                  2000          1999
                                                                  ----          ----

CURRENT ASSETS
       Cash and cash equivalents                             $   142,461    $  23,884
       Accounts receivable                                       656,847      187,987
       Loan receivable, officer                                   38,980            0
       Inventories                                               263,036      139,383
       Prepaid expenses                                          492,978       24,122
                                                             -----------    ---------


              TOTAL CURRENT ASSETS                             1,594,302      375,376
                                                             -----------    ---------


PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                    1,626,205       85,920
                                                             -----------    ---------


OTHER ASSETS
       Note receivable, related party                            425,876      339,111
       Deposits                                                   60,401       17,762
       Customer list, net of accumulated amortization              8,924            0
                                                             -----------    ---------

              TOTAL OTHER ASSETS                                 495,201      356,873
                                                             -----------    ---------


              TOTAL ASSETS                                   $ 3,715,708    $ 818,169
                                                             ===========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                    2000            1999
                                                                                    ----            ----

CURRENT LIABILITIES
       Accounts payable, trade                                                  $ 1,382,594    $   583,492
       Customer deposits                                                                  0        109,618
       Notes payable, current                                                         4,911         79,668
       Accrued liabilities                                                           94,829         29,155
       Sales and payroll taxes payable                                              211,049        107,267
       Corporation income taxes payable                                              19,078         18,666
       Deferred income                                                              118,984         91,914
                                                                                -----------    -----------

              TOTAL CURRENT LIABILITIES                                           1,831,445      1,019,780
                                                                                -----------    -----------

LONG - TERM LIABILITIES
       Convertible debentures payable                                             1,750,000        200,000
       Notes payable                                                                 16,159         21,256
                                                                                -----------    -----------

              TOTAL LONG-TERM LIABILITIES                                         1,766,159        221,256
                                                                                -----------    -----------

STOCKHOLDERS' EQUITY
       Common stock
          Authorized - 100,000,000 shares, par
            value $.001 per shares
          Issued and outstanding -
             31,092,828 shares in 2000                                               31,093              0
             26,571,000 shares in 1999                                                    0         26,571
       Paid in capital in excess of par value of stock                            4,050,714        952,372
       Retained earnings (deficit)                                              ( 3,963,703)   ( 1,401,810)
                                                                                -----------    -----------

              TOTAL STOCKHOLDERS' EQUITY                                            118,104      ( 422,867)
                                                                                -----------    -----------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                                           $ 3,715,708    $   818,169
                                                                                ===========    ===========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2000 AND 1999
                                   (UNAUDITED)



                                                         2000
                                           -----------------------------------
                                            THREE MONTHS        NINE MONTHS
                                               ENDED              ENDED
                                           JULY 31, 2000        JULY 31, 2000
                                           -------------       --------------
SALES                                       $1,142,040         $3,207,019
COST OF SALES                                  914,814          2,689,935
                                          ------------       ------------

       GROSS PROFIT                            277,226            517,084

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                    955,483          2,784,039
                                          ------------       ------------

(LOSS) BEFORE OTHER INCOME (EXPENSE)          (728,257)        (2,266,955)
                                          ------------       ------------
OTHER INCOME (EXPENSE)
       Interest income                          13,187             30,160
       Interest expense                        (44,424)           (73,645)
       Miscellaneous income                          0                  0
       Cancellation of debt                    (12,100)           (12,100)
                                          ------------       ------------

        TOTAL OTHER INCOME (EXPENSE)           (43,337)           (55,585)
                                          ------------       ------------
(LOSS) BEFORE INCOME TAXES                    (771,594)        (2,322,540)

INCOME TAXES                                         0                  0
                                          ------------       ------------

NET (LOSS)                                   $(771,594)       $(2,322,540)
                                          ============       ============

NET (LOSS) PER COMMON SHARE
       Basic and Diluted                         $(.03)             $(.08)
                                          ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING
       Basic and diluted                    28,741,267         28,741,267
                                          ============       ============


                                                                         1999
                                                           -------------------------------
                                                            THREE MONTHS       NINE MONTHS
                                                              ENDED               ENDED
                                                           JULY 31, 1999      JULY 31, 1999
                                                           ------------      --------------
SALES                                                      $    382,495       $  1,804,064
COST OF SALES                                                   398,937          1,533,817
                                                           ------------       ------------

       GROSS PROFIT                                             (16,442)           270,247

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                     375,401          1,168,222
                                                           ------------       ------------

(LOSS) BEFORE OTHER INCOME (EXPENSE)                           (391,843)          (897,975)
                                                           ------------       ------------
OTHER INCOME (EXPENSE)
       Interest income                                            5,012             15,768
       Interest expense                                         (10,738)           (35,357)
       Miscellaneous income                                      20,491             20,491
       Cancellation of debt                                     148,033            148,033
                                                           ------------       ------------

        TOTAL OTHER INCOME (EXPENSE)                            162,798            148,935
                                                           ------------       ------------
(LOSS) BEFORE INCOME TAXES                                     (229,045)          (749,040)

INCOME TAXES                                                          0                  0
                                                           ------------       ------------

NET (LOSS)                                                 $   (229,045)      $   (749,040)
                                                           ============       ============

NET (LOSS) PER COMMON SHARE
       Basic and Diluted                                   $       (.01)      $       (.03)
                                                           ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING
       Basic and diluted                                     26,571,000         26,571,000
                                                           ============       ============

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  JULY 31, 2000
                                   (UNAUDITED)



                                                          COMMON STOCK
                                                   ----------------------------
                                                      SHARES          AMOUNT
                                                   ------------     ------------
BALANCE, NOVEMBER 1, 1999                           26,370,418      $   26,370

NOVEMBER, 1999 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK                                    300,962             301

NOVEMBER, 1999 - ISSUANCE OF COMMON STOCK
   FOR CASH                                            100,000             100

JANUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH                                            250,000             250

NOVEMBER, 1999 TO JANUARY, 2000 - FEES AND
   COSTS FOR ISSUANCE OF STOCK                               0               0

FEBRUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR ADVANCES ON STOCK SUBSCRIPTIONS                 100,000             100

FEBRUARY, 2000 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK                                    300,000             300

MARCH, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK                                      1,292,482           1,293

APRIL, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK                                         88,938              89

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM WARRANTS                                  420,000             420

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM STOCK OPTIONS                              70,000              70

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   ACCOUNT PAYABLE                                     100,000             100

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                            250,000             250

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   PAYROLL BONUSES                                      50,000              50

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   FEES AND COSTS FOR ISSUANCE OF STOCK                407,375             407

FEBRUARY, 2000 TO APRIL, 2000 - FEES AND COSTS
   FOR ISSUANCE OF STOCK                                     0               0


                                                                      PAID IN
                                                                      CAPITAL IN
                                                                      EXCESS OF          ADVANCES          RETAINED
                                                                      PAR VALUE           ON STOCK         EARNINGS
                                                                      OF STOCK         SUBSCRIPTIONS       (DEFICIT)
                                                                     -----------       -------------     -------------
BALANCE, NOVEMBER 1, 1999                                            $ 1,106,266       $    75,000       $(1,641,163)

NOVEMBER, 1999 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK                                                      200,734                 0                 0

NOVEMBER, 1999 - ISSUANCE OF COMMON STOCK
   FOR CASH                                                               49,900                 0                 0

JANUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR CASH                                                              274,750                 0                 0

NOVEMBER, 1999 TO JANUARY, 2000 - FEES AND
   COSTS FOR ISSUANCE OF STOCK                                          (188,000)                0                 0

FEBRUARY, 2000 - ISSUANCE OF COMMON STOCK
   FOR ADVANCES ON STOCK SUBSCRIPTIONS                                    74,900           (75,000)                0

FEBRUARY, 2000 - CONVERSION OF DEBENTURES
   FOR COMMON STOCK                                                      199,700                 0                 0

MARCH, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK                                                        1,039,585                 0                 0

APRIL, 2000 - CONVERSION OF DEBENTURES FOR
   COMMON STOCK                                                           59,944                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM WARRANTS                                                    314,580                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   CASH FROM STOCK OPTIONS                                                52,430                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   ACCOUNT PAYABLE                                                        49,900                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                                              210,500                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   PAYROLL BONUSES                                                        50,450                 0                 0

APRIL, 2000 - ISSUANCE OF COMMON STOCK FOR
   FEES AND COSTS FOR ISSUANCE OF STOCK                                  483,147                 0                 0

FEBRUARY, 2000 TO APRIL, 2000 - FEES AND COSTS
   FOR ISSUANCE OF STOCK                                                (668,987)                0                 0

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY(CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




                                                      COMMON STOCK
                                                 -------------------------
                                                  SHARES        AMOUNT
                                                 ---------     -----------
JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                       150,000      $      150

JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                       362,653             363

JULY, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                       480,000             480

NET (LOSS) FOR THE NINE MONTHS
   ENDED JULY 31, 2000                                  0               0
                                               ----------      ----------

BALANCE, JULY 31, 2000                         31,092,828      $   31,093
                                               ==========      ==========

                                                      PAID IN
                                                    CAPITAL IN
                                                     EXCESS OF        ADVANCES       RETAINED
                                                     PAR VALUE        ON STOCK       EARNINGS
                                                     OF STOCK       SUBSCRIPTIONS    (DEFICIT)
                                                   -----------      -----------      -----------
JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                        $   131,100      $         0      $         0

JUNE, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                            226,295                0                0

JULY, 2000 - ISSUANCE OF COMMON STOCK FOR
   SERVICES                                            383,520                0                0

NET (LOSS) FOR THE NINE MONTHS
   ENDED JULY 31, 2000                                       0                0       (2,322,540)
                                                   -----------      -----------      -----------

BALANCE, JULY 31, 2000                             $ 4,050,714      $         0      $(3,963,703)
                                                   ===========      ===========      ===========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED JULY 31, 2000 AND 1999
                                   (UNAUDITED)



                                                                    2000              1999
                                                                -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss)                                               $(2,322,540)      $  (749,040)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities
           Depreciation and amortization                             38,643            30,956
           Issuance of common stock for interest, services
             and payroll bonuses                                    349,532                 0
       Changes in operating assets and liabilities
           Accounts receivable                                     (444,547)          (32,951)
           Inventories                                                5,051           184,014
           Prepaid expenses                                          (3,545)            2,878
           Deposits                                                     358             2,393
           Accounts payable                                         619,629          (197,323)
           Customer deposits                                       (115,408)         (285,646)
           Accrued liabilities and taxes                             68,905           (44,576)
           Deferred income                                           64,022            20,883
                                                                -----------       -----------
              NET CASH FLOWS (USED)
                 BY OPERATING ACTIVITIES                         (1,739,900)       (1,068,412)
                                                                -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment                       (1,507,284)          (40,340)
       Loans to related parties                                    (108,046)          567,509
       Purchase of customer list                                    (11,900)                0
       Deposits on property and equipment                           (44,000)                0
                                                                -----------       -----------
              NET CASH FLOWS (USED) PROVIDED
                BY INVESTING ACTIVITIES                          (1,671,230)          527,169
                                                                -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Bank overdraft                                                     0           (13,700)
       Net proceeds from issuance of common stock                   394,349           671,406
       Proceeds from issuance of convertible debentures           3,200,000           200,000
       Changes in notes payable                                     (66,101)         (292,779)
                                                                -----------       -----------
            NET CASH FLOWS PROVIDED
                BY FINANCING ACTIVITIES                           3,528,248           564,927
                                                                -----------       -----------

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                FOR THE NINE MONTHS ENDED JULY 31, 2000 AND 1999
                                   (UNAUDITED)




                                                                       2000            1999
                                                                    ----------      ----------
NET INCREASE IN CASH AND
   CASH EQUIVALENTS                                                 $  117,118      $   23,684

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                                  25,343             200
                                                                    ----------      ----------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                                    $  142,461      $   23,884
                                                                    ==========      ==========

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during year for:
          Interest                                                  $   78,623      $   25,109
                                                                    ==========      ==========
          Taxes                                                     $       50      $       50
                                                                    ==========      ==========
NON CASH INVESTING AND FINANCING
   ACTIVITIES
       Issuance of common stock for convertible debentures          $1,501,946      $        0
                                                                    ==========      ==========
       Issuance of common stock for fees, services and payroll      $1,486,712      $        0
                                                                    ==========      ==========
       Issuance of common stock for advances on stock
          subscriptions                                             $   75,000      $        0
                                                                    ==========      ==========
       Issuance of common stock for accounts payable                $   50,000      $        0
                                                                    ==========      ==========

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 31, 2000
                                   (UNAUDITED)



        NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                NATURE OF BUSINESS

                IBIZ Technology Corp. was organized on April 6, 1994, under the laws of the State of Florida. The company is a holding company and owns 100% of Invnsys Technology Corporation.

                Invnsys Technology Corporation is in the business of selling retail and wholesale, financial, computing and communication equipment and offering network integration services, digital subscriber line high speed internet connection services and business-to-business software sales. They also provide repair services and sell maintenance contracts. The corporation operates a service center in Phoenix, Arizona.

                PRINCIPLES OF CONSOLIDATION

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiary, Invnsys Technology Corporation.

                All material inter-company accounts and transactions have been eliminated.

                ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

                Uncollectible accounts receivable are written off at the time management specifically determines them to be uncollectible. In addition, the allowance for doubtful accounts is provided at an amount determined by management.

                INVENTORIES


                At July 31, 2000, inventories are stated at the lower of cost (determined principally by first-in, first-out method) or cost. At July 31, 1999, the inventories were computed by using the gross profit method for determining cost.


                PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

                The company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)


       NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                PROPERTY AND EQUIPMENT (CONTINUED)


                Tooling                                              3 Years
                Machinery and equipment                           5-10 Years
                Office furniture and equipment                    5-10 Years
                Vehicles                                             5 Years
                Leasehold improvements                               5 Years
                Computer software                                    3 Years



                The construction in progress equipment and co-location assets will be depreciated when they are completed and placed in service.


                CUSTOMER LISTS

                The customer list is recorded at cost and is being amortized on a straight-line basis over three years.

                ACCOUNTING ESTIMATES

                Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                REVENUE RECOGNITION

                The company recognizes revenue from product sales when the goods are shipped and title passes to customers.

                SALES OF MAINTENANCE AGREEMENTS

                The revenue received for the maintenance agreements is being reported evenly over the life of the contracts. The unearned portion is recorded as deferred income.

                INCOME TAXES


                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are

               IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



         INCOME TAXES (CONTINUED)



         expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.



         NET (LOSS) PER SHARE



         The company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net (loss) per share are excluded.


         RISKS AND UNCERTAINTIES

         The company is in the computer and computer technology industry. The company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.


NOTE 2   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS



         The company has financial instruments, none of which are held for trading purposes. The company estimates that the fair value of all financial instruments at July 31, 2000 and 1999, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange.



NOTE 3   ACCOUNTS RECEIVABLE


         A summary of accounts receivable and allowance for doubtful accounts is as follows:


                                                            2000                  1999
                                                      -----------------    ------------------
   Accounts receivable                                $         756,847    $          190,487
   Allowance for doubtful accounts                              100,000                 2,500
                                                      -----------------    ------------------
                                                      $         656,847    $          187,987
                                                      =================    ==================

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 4   INVENTORIES



         The inventories at July 31, 2000 are comprised of the following:



                      Finished products                                                              $          183,266
                      Depot units                                                                                15,412
                      Office                                                                                     50,855
                      Parts                                                                                         319
                      Demo                                                                                       11,241
                      Car stock                                                                                   1,943
                                                                                                     ------------------
                                   Total inventories                                                 $          263,036
                                                                                                     ==================



         The inventories at July 31, 1999 were computed, in total, by using the gross profit method for determining costs.



NOTE 5   PROPERTY AND EQUIPMENT


         Property and equipment and accumulated depreciation consists of:


                                                                                      2000                  1999
                                                                                -----------------    ------------------
                      Tooling                                                   $          68,100    $           68,100
                      Machinery and equipment                                              52,266                54,473
                      Software                                                            117,463                     0
                      Office furniture and equipment                                      124,452                72,926
                      Vehicles                                                             39,141                39,141
                      Construction in progress co-location equipment                      469,276                     0
                      Construction in progress co-location
                         (improvements)                                                   882,338                     0
                      Leasehold improvements                                               23,179                22,047
                                                                                -----------------    ------------------
                                                                                        1,776,215               256,687
                      Less accumulated depreciation                                     ( 150,010)              170,767
                                                                                -----------------    ------------------
                           Total property and equipment                         $       1,626,205    $           85,920
                                                                                =================    ==================



         The depreciation expense for the nine months ended July 31, 2000 and 1999 was $35,667 and $30,956, respectively.



NOTE 6   CUSTOMER LIST


         The customer list and accumulated amortization consists of:


                                                                                      2000                  1999
                                                                                -----------------    ------------------
                      Cost                                                      $          11,900    $                0
                      Less accumulated amortization                                         2,976                     0
                                                                                -----------------    ------------------
                      Total customer list                                       $           8,924    $                0
                                                                                =================    ==================



         The amortization expense for the nine months ended July 31, 2000 and 1999 was $2,976 and $0, respectively.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 7  NOTE RECEIVABLE, RELATED PARTY



                                                                                      2000                  1999
                                                                                -----------------    ------------------
                At July 31, 2000, the related note is secured by 500,000        $         425,876    $          339,111
         shares of common stock in the company, payable on demand and           =================    ==================
         accrues interest at 6%. Management believed the notes would not be collected within the current operating cycle and classified the asset as a long-term asset.


         At July 31, 1999, the note was not secured.

NOTE 8   CUSTOMER DEPOSITS

         It is the company's policy to obtain a portion of the sales price when orders are received. These funds are recorded as customer deposits and are applied to the customer invoices when the merchandise is shipped.

NOTE 9   INCOME TAXES

                                                                                         2000                       1999
                                                                                -----------------         ------------------
           (Loss) from continuing operations
             before income taxes                                                $      (2,322,540)        $        ( 749,040)
                                                                                -----------------         ------------------

           The provision for income taxes is estimated as follows:
                 Currently payable                                              $               0         $                0
                                                                                -----------------         ------------------
                 Deferred                                                       $               0         $                0
                                                                                -----------------         ------------------

           A reconciliation of the provision for income taxes compared with the amounts at the U.S. Federal Statutory rate was as follows:
                 Tax at U.S. Federal Statutory
                   income tax rates                                             $               0         $                0
                                                                                -----------------         ------------------

           Deferred income tax assets and liabilities reflect the impact of temporary differences between amounts of assets and
             liabilities for financial reporting purposes and the basis of such assets and liabilities as measured by tax laws.
                 The net deferred liability is:                                 $               0         $                0
                                                                                -----------------         ------------------
                 The net deferred tax assets is:                                $               0         $                0
                                                                                -----------------         ------------------

           Temporary differences and carry forwards that gave rise to deferred tax assets and liabilities included the following:

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 9    INCOME TAXES (CONTINUED)



                                                                                              DEFERRED TAX
                                                                                -----------------------------------------
                                                                                     ASSETS               LIABILITIES
                                                                                -----------------       -----------------
                      Net operating loss                                        $         830,000       $               0
                      Accrued expenses and miscellaneous                                    8,100                       0
                      Tax credit carryforward                                              38,424                       0
                      Depreciation                                                              0                   6,199
                                                                                -----------------       -----------------
                      Subtotals                                                           876,524                   6,199
                      Valuation allowance                                                 876,524                 ( 6,199)
                                                                                -----------------    --------------------
                      Total deferred taxes                                      $               0    $                  0
                                                                                =================    ====================



         As discussed in Note 21, there is substantial doubt about the company's ability to continue as a going concern. Consequently, the company must maintain a 100% valuation allowance for the deferred taxes as there is doubt that the company will generate profits which will be absorbed by the tax differences.


         A reconciliation of the valuation allowance is as follows:


                                                                                      2000                   1999
                                                                                -----------------    --------------------
                      Balance, beginning of period                              $         356,638    $            145,054
                      Addition to allowance for nine months
                         ended July 31, 2000 and 1999                                     519,886                 176,946
                                                                                -----------------    --------------------
                      Balance, end of period                                    $         876,524    $            322,000
                                                                                =================    ====================



NOTE 10  TAX CARRYFORWARD



         The company has the following tax carryforwards at July 31, 2000:



                                                                                           EXPIRATION
                                               YEAR                      AMOUNT               DATE
                                               ----                      ------               ----

                                     Net operating loss
                                       October 31, 1995              $     2,500        October 31, 2010
                                       October 31, 1996                   24,028        October 31, 2011
                                       October 31, 1997                  192,370        October 31, 2012
                                       October 31, 1998                   71,681        October 31, 2013
                                       October 31, 1999                  991,162        October 31, 2019
                                    Capital loss
                                       October 31, 1997                   25,600        October 31, 2002

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 10  TAX CARRYFORWARD (CONTINUED)



                                                                                                     EXPIRATION
                                            YEAR                             AMOUNT                     DATE
                                            ----                             ------                     ----
                                    Contribution
                                       October 31, 1997                       545                  October 31, 2002
                                       October 31, 1999                     2,081                  October 31, 2004
                                    Research tax credits                   38,424



NOTE 11  NOTES PAYABLE



                                                                                   2000                   1999
                                                                            ------------------     ------------------
                Note  payable  to Community First National
                Bank due in  monthly payments of interest
                of approximately $3,100.  Interest is computed
                at national prime as stated in the Wall Street
                Journal plus 3 percent.  The  principal amount
                is due July 31, 2000.  This note is secured by
                accounts  receivable, general  intangibles and
                all  equipment  and  leasehold  improvements.
                The  shareholder  has personally  guaranteed the
                loan and the bank is the beneficiary of an insur-
                ance policy on the life of the shareholder.  The
                company canceled this line in the year 2000.                $                0     $           75,000

                Note payable to Community First National Bank due
                in monthly payments of principal and interest of
                $545 with interest at 7 percent until March 7,
                2004. The note is secured by an automobile which
                costs $31,141.                                                          21,070                 25,924
                                                                            ------------------     ------------------
                                                                                        21,070                100,924
                Less:  current portion                                                   4,911                 79,668
                                                                            ------------------     ------------------
                Net long-term debt                                          $           16,159     $           21,256
                                                                            ==================     ==================
                Maturities of long-term debt are as follows:
                Year ended July 31
                       2000                                                 $          0           $        6,540
                       2001                                                        6,540                    6,540
                       2002                                                        6,540                    6,540
                       2003                                                        6,540                    6,304
                       2004                                                        1,450                        0
                                                                            ------------           --------------

                                                                            $           21,070     $           25,924
                                                                            ==================     ==================

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 12  COMMON STOCK PURCHASE WARRANTS AND OPTIONS



         The company has issued the following common stock purchase warrants at July 31, 2000:



                                                             NUMBER                                  EXERCISE
                                    DATE                   OF SHARES               TERM                PRICE
                                    ----                   ---------               ----                -----
                               May 13, 1999                  100,000               3 years            $ 1.00
                               May   7, 1999                 180,000              10 years            $ 0.75
                               May 13, 1999                  100,000              10 years            $ 1.00
                               November 9, 1999              100,000               4 years            $  .94
                               December 14, 1999              75,000               3 years            $ 1.66
                               December 28, 1999             200,000               4 years            $  .94
                               January 10, 2000              281,250               5 years            $  .99
                               March 27, 2000                656,250               5 years        $1.45 - 2.05
                               May 17, 2000                  125,000               5 years        $1.04 - 5.00
                               June 16, 2000                 150,000                1 year        $1.50 - 2.00
                                                             -------
                                                            1,967,500
                                                            =========




NOTE 13  CONVERTIBLE DEBENTURES


                                                                                                            CURRENT
                $600,000 DEBENTURE                                                    TOTAL                 PORTION
                ------------------                                                    -----                 -------
                In November 1999, the company issued $600,000 of                     $350,000                $   0
                7% convertible debentures under the following
                amended terms and conditions:


                  1.  Due date - November 9, 2004.


                  2.  Interest only on April 1 and November 1
                      of each year commencing January 1, 2000.

                  3.  Warrants to purchase 100,000 shares of
                      common stock at $ 0.94 per share.

                  4.  Conversion terms - The debenture holder
                      shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.

                  5.  Conversion price - Lesser of (i) $ 0.675
                      (fixed price) or (ii) the product
                      obtained by multiplying the average
                      closing price by .80.

                  6.  Average closing price - The debenture
                      holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the company a written notice of the holders' election to convert outstanding principal of this debenture.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 13  CONVERTIBLE DEBENTURES (CONTINUED)



                                                                                                            CURRENT
                $600,000 DEBENTURE                                                    TOTAL                 PORTION
                ------------------                                                    -----                 -------
                  7.  Redemption by company - If there is a change in control of the company, the holder of the debenture can request that
                      the debenture be redeemed at a price equal to 125% of the
                      aggregate principal and accrued interest outstanding under this debenture.
                  8.  The debentures are unsecured.
                  9.  Any further issuance of common stock or debentures
                      must be approved by debenture holders.
                  10. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the company.
                  11. Restriction on payment of dividends, retirement of
                      stock or issuance of new securities.

                $250,000 of debentures were converted into 389,900 shares of common stock.

                $1,600,000 UNSECURED DEBENTURE

                On March 27, 2000, the company issued $1,600,000 of                   $1,400,000             $ 0
                7% convertible debentures under the following terms
                and conditions:

                  1.  Due date - March 27, 2005.
                  2. Interest only on May 1 and December 1 of each year commencing May 1, 2000.
                  3.  Default interest rate - 18%.
                  4. Warrants to purchase 375,000 shares of common stock at $1.45 per share.
                  5 Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                  6.  Conversion price - Lesser of (i) $1.45 (fixed price) or
                      (ii) the product obtained by multiplying the average closing price by .80.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 13  CONVERTIBLE DEBENTURES (CONTINUED)



                                                                                                            CURRENT
                $600,000 DEBENTURE                                                    TOTAL                 PORTION
                ------------------                                                    -----                 -------
                  7.  Average closing price - The debenture holder shall have the election to choose any three trading days out of
                      twenty trading days immediately preceding the date on
                      which the holder gives the company a written notice of the holder's election to convert outstanding principal of this debenture.
                  8.  Redemption by company - If there is a change in control of the company, the holder of the debenture can request that
                      the debenture be redeemed at a price equal to 125% of the
                      aggregate principal and accrued interest outstanding under this debenture.
                  9.  The debentures are unsecured.
                  10. Any further issuance of common stock or debentures
                      must be approved by debenture holders.
                  11. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the company.
                  12. Restriction on payment of dividends, retirement of
                      stock or issuance of new securities.
                                                                                      ------------------    ------------------
                               Total                                                  $        1,750,000    $                0
                                                                                      ==================    ==================



                $200,000 of debentures were converted in to 362,653 shares of common stock.



NOTE 14  REAL ESTATE LEASE



                On June 1, 1999, the company leased a new facility from a related entity. The lease commenced on July 1, 1999, requires initial annual rentals of $153,600 (with annual increases) plus taxes and operating costs and expires on December 31, 2024. The company has also guaranteed the mortgage on the premises in the amount of $943,475 and given a security interest in all of the assets of the company.



                Future minimum lease payments excluding taxes and expenses, are as follows:



                  July 31, 2000                                         $    156,160
                  July 31, 2001                                              163,968
                  July 31, 2002                                              172,168
                  July 31, 2003                                              180,780
                  July 31, 2004                                              189,820
                  November 1, 2004 - December 31, 2024                     6,638,500



                Rent expense for the nine months ended July 31, 2000 and 1999 is $116,037 and $38,612, respectively.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 15  ADVERTISING



                The company expenses all advertising as incurred. For the nine months ended July 31, 2000 and 1999, the company charged to operations $393,747 and $74,555 in advertising costs.



NOTE 16  INTEREST



                The company incurred interest expenses for the nine months ended July 31, 2000 and 1999 of $73,645 and $35,357, respectively.



NOTE 17  WARRANTY RESERVE



                The company established a warranty reserve of $47,921 to cover any potential warranty costs on computer equipment that are not covered by the computer manufacturer's warranty.



NOTE 18 RESEARCH AND DEVELOPMENT



                The company incurred research and development cost for the nine months ended July 31, 2000 and 1999 of $5,224 and $4,693, respectively.



NOTE 19 OFFICERS' COMPENSATION



                At July 31, 2000, officers' compensation was as follows:



                           President and Chief Executive officer                                 $ 200,000
                           Vice President/Comptroller                                               88,000
                           Vice President/Operations                                                88,000
                           Chief Operating Officer                                                  96,200
                           Vice President/Marketing                                                 75,000
                           Vice President/Technology                                                80,000



NOTE 20  EMPLOYEE STOCK OPTIONS


                On January 31, 1999, the corporation adopted a stock option plan for the purpose of providing an incentive based form of compensation to the directors, key employees and service providers of the corporation.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 5,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                Vesting terms of the options range from immediately to five years and generally expire in ten years.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 20  EMPLOYEE STOCK OPTIONS (CONTINUED)



                A summary of the stock option activity for the nine months ended July 31, 2000 and 1999, pursuant to the terms of the plan is set forth below:



                                                                                                           WEIGHTED
                                                                               NUMBER                       AVERAGE
                                                                                 OF                        EXERCISE
                                                                               OPTIONS                       PRICE
                                                                               -------                       -----
                             Balance at beginning of period                   2,350,000                   $   .75
                             Granted                                          1,310,000                      1.15
                             Exercised                                          (70,000)                       .75
                             Canceled                                          (180,000)                       .75
                                                                             ----------
                             Balance at end of period                         3,410,000
                                                                             ==========


                The weighted average fair value of options granted in 2000 and 1999 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, annual volatility of 50%, risk-free interest rate ranging from 6.75% and expected option life of 10 years.


                The per share weighted-average fair value of stock options granted during 2000 and 1999 was $.58 and $0.00, respectively. The per share weighted average remaining life of the options outstanding at July 31, 2000 and 1999 is 7.2 and 0 years, respectively.



                The company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value. There is no additional compensation costs to report and required pro-forma net income and earnings per share are the same as the historical financial statement presentations.



NOTE 21  GOING CONCERN



                These financial statements are presented on the basis that the company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that the company incurred a net losses of $2,322,540 for the nine months ended July 31, 2000.



NOTE 22  FINANCIAL PROJECT MANAGEMENT AGREEMENTS


                In December 1999, the company entered into a six month agreement with Equinet, Inc., the project manager, to promote the growth of, or increase in the shareholder value of the company.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 22  FINANCIAL PROJECT MANAGEMENT AGREEMENTS (CONTINUED)


                      The project manager will be compensated as follows:

                      1. A monthly fee of $3,500 for the first 6 months of the agreement payable in cash or stock.
                      2.     A fee of 1% - 10% based upon the funding received
                             from the project manager's recommendations.
                      3.     In connection with the first $5,000,000 raised by
                             the project manager, the company will issue to the project manager warrants to purchase three shares of common stock for each $20 raised, up to a maximum of 750,000 shares. In the event the first $1,875,000 is received by January 10, 2000, the company will provide Equinet, Inc. a discounted exercise price of $0.99 per share in connection with the warrants issued for these funds.


                In May 2000, the company entered into a fourteen month agreement with Silverman Heller Associates, to promote financial and corporate communication activities.



                      The project manager will be compensated as follows:



                      1.     A monthly fee of $5,500 beginning on May 17, 2000.
                      2. In connection with the services the project manager will provide, warrants to purchase 75,000 shares of common stock at the closing price on May 17, 2000 and an additional 50,000 shares at $5.00 per share. These warrants and the shares to be issued upon the exercise of the warrants will vest and be exercisable as of May 17, 2000 and expire five years from the issue date. The warrants will be granted registration rights on the next stock registration within the five-year term.



                In June 2000, the company entered into a one year agreement with Travis Morgan Securities, to provide financial consulting to facilitate long-range strategic planning and to advise the company on business and or financial matters.



                      The project manager will be compensated as follows:



                      1. Certificates representing an aggregate of 150,000 shares of common stock.
                      2. An option for free trading stock with respect to the following quantities and strike prices.
                             The term of the option shall be one year from the contract date. The option is executable after reaching the execution price for 10 days.



                               50,000 shares         $1.50 exercise price       $3.00 execution price
                               50,000 shares         $2.00 exercise price       $4.00 execution price
                               50,000 shares         $2.50 exercise price       $5.00 execution price



                      3. The project manager will be granted the first right of refusal to participate in any subsequent mergers or acquisitions, registrations, IPOS or secondary offerings.



                In July 2000, the company entered into an agreement with two individuals, to provide computerized CD-Rom presentations, website services and construction, brochures, trade shows and webcasts on bNet-TV.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 22  FINANCIAL PROJECT MANAGEMENT AGREEMENTS (CONTINUED)



                      The individuals will be compensated as follows:



                      1. 80,000 shares of common stock valued at $.80 per share on or before June 15, 2000.
                      2. 400,000 shares of common stock valued at $.80 per share on or before June 15, 2000.



NOTE 23  LITIGATION


                Epson America, Inc. vs, Invnsys Technology Corporation. Civil Cause # CV 2000-008155 - Superior Court of Arizona.


                Epson America, Inc. is suing the corporation for $114,785 to collect past due accounts payable. The company is disputing the $114,785 as it believes that Epson has not offset the debt by commissions earned and due by Invnsys Technology Corporation. However, the company has accrued $102,619 in the accounts payable.



NOTE 24  PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT


                On January 1, 1999, the company issued 16,000,000 shares of newly issued restricted common stock for 100% of the issued and outstanding stock of Invnsys Technology Corporation. Invnsys Technology Corporation became a wholly-owned subsidiary of IBIZ Technology Corp. and the acquisition was accounted for as a reverse acquisition.

                The details of the results of operation (unaudited) for each separate company, prior to the date of combination, that are included in the current net income are:


                                                                               INVNSYS                       IBIZ
                                                                             TECHNOLOGY                   TECHNOLOGY
                                                                             CORPORATION                     CORP.
                                                                       ----------------------      ------------------------
                      Sales                                            $              402,127      $                      0
                      Cost of sales                                                   239,704                             0
                                                                       ----------------------      ------------------------
                             Gross profit                                             162,423                             0
                      Selling, general and administrative
                         expenses                                                     243,094                        27,742
                                                                       ----------------------      ------------------------
                      (Loss) before income taxes (refund                              (80,671)                      (27,742)
                      Income taxes (refund)                                           (20,150)                            0
                                                                       ----------------------      ------------------------
                             Net (loss)                                $              (60,521)     $                (27,742)
                                                                       ======================      ========================


                There were no adjustments in the net assets of the combining companies to adopt the same accounting policies.

                Each of the companies had an October 31 fiscal year so no accounting adjustments were necessary.

                IBIZ TECHNOLOGY CORP. AND CONSOLIDATED SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JULY 31, 2000
                                   (UNAUDITED)




NOTE 24  PLAN OF REORGANIZATION AND STOCK EXCHANGE AGREEMENT (CONTINUED)


                An (unaudited) reconciliation of revenues and earnings reconciled with the amounts shown in the combined financial statements is as follows:


                      Net (loss) of IBIZ Technology Corp. at December 31, 1998                  $ (27,742)
                      Add Invnsys Technology Corporation (loss)
                         for November 1, 1998 to December 31, 1998                                (60,521)
                      Additional net (loss) from January 1, 1999 to July 31, 1999                (431,732)
                                                                                                ---------
                      Net (loss) for the nine months ended July 31, 1999                        $(519,995)
                                                                                                ==========



NOTE 25  UNAUDITED FINANCIAL INFORMATION



                The accompanying financial information as of July 31, 2000 and 1999 is unaudited. In management's opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Limitation of Liability and Indemnification Matters. iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The follow table sets forth the estimated costs and expenses incurred by the selling securityholders in connection with this Offering.



       SEC Registration Fee                                                                       $1,391.00
       Legal Fees and Expenses                                                                   $20,000.00
       Accounting Fees and Expenses                                                               $5,000.00
       Printing Expenses                                                                          $5,000.00
       Blue Sky Fees and Expenses                                                                 $1,000.00
       TOTAL(1)                                                                                  $32,391.00




-------------------------



(1) Except for the SEC registration fee, all fees and expenses are estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

                  iBIZ Technology Corp.

                  On July 10, 1998, iBIZ issued 3,000,000 shares of common stock, $.001 par value, at a sales price of $.05 per share totaling $150,000. iBIZ relied upon Regulation D, Rule 504 promulgated under the Securities Act with respect to these sales.

                  Between November 13, 1998 and January 13, 1999, iBIZ issued 540,318 shares of common stock, $.001 par value, at a sales price of $.35 per share totaling $189,111.30. iBIZ relied upon Regulation D, Rule 506 promulgated under the Securities Act with respect to these sales.

                  Effective January 1, 1999, iBIZ entered into a Plan of Reorganization and Share Exchange Agreement with INVNSYS and the below referenced individuals. Pursuant to the Reorganization, iBIZ issued 16,000,000 shares of common stock, $.001 par value, in exchange for one hundred percent (100%) of the outstanding shares of INVNSYS. The shares were allocated as follows:

                                                                                               NO. OF SHARES
                                                                                               -------------
Moorea Trust dated December 18, 1991                                                             12,120,000
Terry Ratliff                                                                                     1,771,200
Mark Perkins                                                                                      1,771,200
Paul Russo                                                                                           46,400
Frank Ligammari                                                                                      33,600
Richard Bielfelt                                                                                     28,800
Terry Neild                                                                                         228,800

                  The shares issued by iBIZ were issued pursuant to the exemption provided by Section 4(2) of the Securities Act.

                  From March 8, 1999 through November 18, 1999, iBIZ issued 1,730,100 shares of common stock, $.001 par value, at a sales price of $.50 per share and 640,318 shares of common stock, $.001 par value, at a sales price of $.35 totaling an aggregate of $1,089,161. iBIZ relied upon Regulation D, Rule 506 promulgated under the Securities Act with respect to these sales.


                  From April 22, 1999 through May 13, 1999, iBIZ issued options to purchase 2,850,000 shares of common stock, $.001 par value to employees and various consultants. The exercise price of the options is the fair market value on the date of grant, which ranged from $0.75 to $1.00 per share. iBIZ relied upon either Rule 701 or Section 4(2) with respect to the granting of the options.



                  On June 30, 1999, iBIZ issued Two Hundred Thousand Dollars ($200,000.00) of 8% Debentures. The 8% Debentures are due on June 21, 2000, bear interest at eight percent (8%) per annum, and are unsecured. Under the terms of the 8% Debentures, iBIZ is obligated to include the shares issuable upon conversion of the 8% Debentures in this registration statement. Upon the effectiveness of this registration statement, the 8%

Debentures shall automatically convert to 300,000 fully paid and nonassessable shares of common stock, $.001 par value.



                  Effective May 1999, iBIZ issued a warrant entitling the holder to acquire 400,000 shares of common stock, $.001 par value, at an exercise price of $0.75 per share for the first 300,000 shares and $1.00 per share for the remaining 100,000 shares.



                  In November 1999, iBIZ issued Six Hundred Thousand Dollars ($600,000.00) of 7% Debentures (the "$600k 7% Debentures") to Globe United Holdings, Inc. ("Globe"). Thereafter, in December 1999, iBIZ issued to Globe an additional One Million Dollars ($1,000,000.00) of 7% Debentures (the "$1000k 7% Debentures). On December 6, 1999, Globe converted $200,000 of the $600k 7% Debentures, plus accrued interest to date. Pursuant to the applicable conversion formula, iBIZ issued 300,962 shares of common stock.


                  In connection with the issuance of the $600k 7% Debentures, iBIZ issued a warrant to purchase 100,000 shares of common stock at a purchase price of $0.94 per share. The warrant is immediately exercisable and expires November 9, 2004.


                  In connection with the issuance of the $1000k 7% Debentures, iBIZ issued a warrant to purchase 200,000 shares of common stock at a purchase price of $0.94 per share. The warrant is immediately exercisable and expires December 28, 2004 (collectively the "Warrants).


                  iBIZ relied upon Regulation D, Rule 506 promulgated under the Securities Act with respect to the issuance of the 7% Debentures and the Warrants.


                  On January 7, 2000, iBIZ issued 250,000 shares of common stock, $.001 par value, at a sales price of $1.10 per share for a total amount of $275,000. iBIZ relied upon Regulation D, Rule 506 promulgated under the Securities Act with respect this sale.




                  On January 10, 2000, iBIZ issued warrants to purchase an aggregate of 281,250 shares of common stock at a purchase price of $0.99 per share. The warrant is immediately exercisable and expires December 29, 2004. The warrants have terms of five years and are immediately exercisable. iBIZ relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act with respect to these warrants.




                  On March 27, 2000, iBIZ issued a warrant to purchase an aggregate of 240,000 shares of common stock at a purchase price of $2.05 per share. The warrant is immediately exercisable and expires March 27, 2005. iBIZ relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act with respect this warrant.


                  On May 31, 2000 and June 21, 2000, the $1,600,000 debenture holder converted $200,000 of debentures into 362,653 common shares. On September 6, 2000, $300,000 and on September 13, 2000, $_______ of the
principal amount of the Debentures was converted into 967,742 shares and ________ shares, of common stock, respectfully. iBIZ relied upon either
Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act with respect to the issuance of these shares.


                  In April of 2000, 1,297,375 shares of common stock were issued in lieu of payment of payroll bonuses, in lieu of payment for services rendered, for fees and costs for issuance of stock, for an account payable, and for cash from warrants and stock options. iBIZ relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act with respect to the issuance of these shares.


                  On June 16, 2000, a Financial Consulting Services Agreement was entered into between iBIZ Technology Corp., and Travis Morgan Securities. The consultant was initially paid with 150,000 shares of iBIZ common stock, with a right of first refusal to participate in any subsequent offerings or mergers. An option for an additional 150,000 shares was also granted to the consultant, with a term of one year. These options are exercisable in 50,000 increments at certain strike prices.


                  On July 6, 2000, an Agreement was entered into between iBIZ Corporation, Anthony Sklar and Blaine Ruzycki. Both Sklar's and Ruzycki's compensation is in the form of iBIZ common stock. Sklar received 80,000 shares valued at $0.80 per share, and Ruzycki received 400,000 shares valued at $0.80 per share.


                  Between August 1, 2000 and September 25, 2000, the Company issued 3,040,918 shares of Common Stock to 18 different parties at sales prices ranging from $.30 to $.55 cents per share for a total amount of approximately $1,050,000. The Company also issued warrants to purchase approximately 805,000 shares of common stock at exercise prices ranging from $.50 to $5.00. iBIZ relied on either Regulation D, Rule 506 or Section 4(2) under the Securities Act with respect to these sales.




ITEM 27.  INDEX TO EXHIBITS




    EXHIBIT NO.                      DESCRIPTION
    -----------                      -----------
       2.01(1)       Plan of Reorganization and Stock Exchange Agreement dated January 1, 1999
       3.01(1)       Articles of Incorporation, as amended

       3.02(1)       Bylaws
       5.05(9)       Opinion of Gammage & Burnham, P.L.C.
      10.01(1)       Citrix Business Alliance Membership Agreement dated February 10, 1999, between INVNSYS and Citrix Systems, Inc.
      10.02(1)       Client Software License Agreement dated December 30, 1998, between INVNSYS and Citrix
                     Systems, Inc.
      10.03(1)       IBIZ Technology Corporation Distributed Software License Agreement dated June 2, 1999, between iBIZ and Jeremy Radlow
      10.04(1)       3Com Designed for Palm Computing Platform Logo License Agreement, between iBIZ and
                     Palm Computing, Inc.
      10.05(1)       IBIZ Technology Corp. Stock Option Plan dated January 31, 1999
      10.06(1)       Form of Stock Option
      10.07(1)       Lease Agreement dated June 1, 1999, between iBIZ and Lone Cactus Capital Group, L.L.C.
      10.08(1)       Strategic Teaming and Marketing Agreement dated February 18, 1999, between iBIZ and
                     Global Telephone Communication, Inc.
      10.09(1)       Form of iBIZ Technology Corp. Common Stock Purchase Warrant
      10.10(1)       Form of iBIZ Technology Corp. Convertible Debenture
      10.11(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and
                     Kenneth Schilling
      10.12(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Terry
                     Ratliff
      10.13(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Mark
                     Perkins
      10.14(2)       Securities Purchase Agreement dated November 9, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.15(2)       7% Convertible Debenture Due November 9, 2004, between iBIZ and Globe United Holdings,
                     Inc.
      10.16(2)       Warrant dated November 9, 1999
      10.17(2)       Registration Rights Agreement dated November 9, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.18(3)       Securities Purchase Agreement dated December 29, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.19(3)       7% Convertible Debenture Due December 29, 2004, between iBIZ and Globe United
                     Holdings, Inc.
      10.20(3)       Warrant dated December 29, 1999
      10.21(3)       Registration Rights Agreement dated December 29, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.22(3)       Subscription Agreement for Common Stock of iBIZ Technology Corp.
      10.23(4)       Master Distribution Agreement dated January 12, 2000, between iBIZ and Harsper Co. Ltd.
      10.24(5)       Letter Agreement dated December 14, 1999, between iBIZ and Josephthal & Co., Inc.
      10.25(5)       Financial Project Management Agreement dated January 20, 2000, between iBIZ and Equinet, Inc.
      10.26(6)       Securities Purchase Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
      10.27(6)       7% Convertible Debenture Due March 27, 2000, between iBIZ and Lites Trading, Co.
      10.28(6)       Warrant dated March 27, 2000
      10.29(6)       Registration Rights Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
      10.30(6)       Letter Agreement dated March 27, 2000 from Globe United Holdings to iBIZ
      10.31(8)       Financial Consulting Services Agreement dated June 16, 2000 with Travis Morgan Securities
      10.32(8)       Agreement with the Partnership of Sklar and Ruzycki dated July 6, 2000
      10.33(4)       Form of Warrant dated August 30, 2000 (six warrants by and between iBIZ Technology Corp., and various warrant holders)
      10.34(3)       Form of Warrant dated May 17, 2000 (four warrants by and between iBIZ Technology Corp., and various warrant holders)
      21.01(1)       Subsidiaries of Registrant

      23.03(9)       Consent of Moffitt & Company
      27.02(7)       Financial Data Schedule



---------------
1. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on October 13, 1999.
2. Incorporated by reference from iBIZ's Form 10-SB/A, File No. 027619, filed with the SEC on December 1, 1999.
3. Incorporated by reference from iBIZ's Form SB-2, File No. 333-94409, filed with the SEC on January 11, 2000.
4. Incorporated by reference from iBIZ's Form 10-KSB, File No. 027619, filed with the SEC on January 27, 2000.


5. Incorporated by reference from iBIZ's Form 10-QSB, File No. 027619, filed with the SEC on March 16, 2000.
6. Incorporated by reference from iBIZ's Form SB-2, File No. 333-34936, filed with the SEC on April 17, 2000.
7. Incorporated by reference from iBIZ's Form 10-QSB, File No. 027619, filed with the SEC on September 14, 2000.
8. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on July 27, 2000.
9.       Filed herewith.




ITEM 28. UNDERTAKINGS


         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) include any additional or changed material information on the plan of distribution.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on September 25, 2000.




                              iBIZ Technology Corp.,
                              a Florida Corporation



                              By:/s/ Kenneth W. Schilling
                                 ---------------------------------------
                                   Kenneth W. Schilling, President,
                                   Director




                              By:/s/ Terry S. Ratliff
                                  --------------------------------------
                                   Terry S. Ratliff, Vice President,
                                   Comptroller, Director




                              By:/s/ Mark H. Perkins
                                 ---------------------------------------
                                   Mark H. Perkins, Vice President of
                                   Operations, Director

                                      INDEX TO EXHIBITS

    EXHIBIT NO.                      DESCRIPTION
    -----------                      -----------
       2.01(1)       Plan of Reorganization and Stock Exchange Agreement dated January 1, 1999
       3.01(1)       Articles of Incorporation, as amended
       3.02(1)       Bylaws
       5.05(9)       Opinion of Gammage & Burnham, P.L.C.
      10.01(1)       Citrix Business Alliance Membership Agreement dated February 10, 1999, between INVNSYS and Citrix Systems, Inc.
      10.02(1)       Client Software License Agreement dated December 30, 1998, between INVNSYS and Citrix
                     Systems, Inc.
      10.03(1)       IBIZ Technology Corporation Distributed Software License Agreement dated June 2, 1999, between iBIZ and Jeremy Radlow
      10.04(1)       3Com Designed for Palm Computing Platform Logo License Agreement, between iBIZ and
                     Palm Computing, Inc.
      10.05(1)       IBIZ Technology Corp. Stock Option Plan dated January 31, 1999
      10.06(1)       Form of Stock Option
      10.07(1)       Lease Agreement dated June 1, 1999, between iBIZ and Lone Cactus Capital Group, L.L.C.
      10.08(1)       Strategic Teaming and Marketing Agreement dated February 18, 1999, between iBIZ and
                     Global Telephone Communication, Inc.
      10.09(1)       Form of iBIZ Technology Corp. Common Stock Purchase Warrant
      10.10(1)       Form of iBIZ Technology Corp. Convertible Debenture
      10.11(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and
                     Kenneth Schilling
      10.12(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Terry
                     Ratliff
      10.13(1)       Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Mark
                     Perkins
      10.14(2)       Securities Purchase Agreement dated November 9, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.15(2)       7% Convertible Debenture Due November 9, 2004, between iBIZ and Globe United Holdings,
                     Inc.
      10.16(2)       Warrant dated November 9, 1999
      10.17(2)       Registration Rights Agreement dated November 9, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.18(3)       Securities Purchase Agreement dated December 29, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.19(3)       7% Convertible Debenture Due December 29, 2004, between iBIZ and Globe United
                     Holdings, Inc.
      10.20(3)       Warrant dated December 29, 1999
      10.21(3)       Registration Rights Agreement dated December 29, 1999, between iBIZ and Globe United
                     Holdings, Inc.
      10.22(3)       Subscription Agreement for Common Stock of iBIZ Technology Corp.
      10.23(4)       Master Distribution Agreement dated January 12, 2000, between iBIZ and Harsper Co. Ltd.
      10.24(5)       Letter Agreement dated December 14, 1999, between iBIZ and Josephthal & Co., Inc.
      10.25(5)       Financial Project Management Agreement dated January 20, 2000, between iBIZ and Equinet, Inc.
      10.26(6)       Securities Purchase Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
      10.27(6)       7% Convertible Debenture Due March 27, 2000, between iBIZ and Lites Trading, Co.
      10.28(6)       Warrant dated March 27, 2000
      10.29(6)       Registration Rights Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
      10.30(6)       Letter Agreement dated March 27, 2000 from Globe United Holdings to iBIZ
      10.31(8)       Financial Consulting Services Agreement dated June 16, 2000 with Travis Morgan Securities
      10.32(8)       Agreement with the Partnership of Sklar and Ruzycki dated July 6, 2000
      10.33(4)       Form of Warrant dated August 30, 2000 (six warrants by and between iBIZ Technology Corp., and various warrant holders)
      10.34(3)       Form of Warrant dated May 17, 2000 (four warrants by and between iBIZ Technology Corp., and various warrant holders)
      21.01(1)       Subsidiaries of Registrant
      23.03(9)       Consent of Moffitt & Company
      27.02(7)       Financial Data Schedule


---------------
1. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on October 13, 1999.
2. Incorporated by reference from iBIZ's Form 10-SB/A, File No. 027619, filed with the SEC on December 1, 1999.
3. Incorporated by reference from iBIZ's Form SB-2, File No. 333-94409, filed with the SEC on January 11, 2000.
4. Incorporated by reference from iBIZ's Form 10-KSB, File No. 027619, filed with the SEC on January 27, 2000.
5. Incorporated by reference from iBIZ's Form 10-QSB, File No. 027619, filed with the SEC on March 16, 2000.
6. Incorporated by reference from iBIZ's Form SB-2, File No. 333-34936, filed with the SEC on April 17, 2000.
7. Incorporated by reference from iBIZ's Form 10-QSB, File No. 027619, filed with the SEC on September 14, 2000.
8. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on July 27, 2000.
9.       Filed herewith.